PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS ("[***]").

Execution version

Dated 4 October 2022

BORR DRILLING LIMITED

as the Parent

BORR IHC LIMITED

as the IHC

the Subsidiaries of the Parent listed in Schedule 1 (*List of documents*) as "Purchasers"

as the Purchasers

the Subsidiaries of the Parent listed in Schedule 1 (*List of documents*) as "Debtors"

as the Debtors

KEPPEL FELS LIMITED

as the Builder

and

OFFSHORE PARTNERS PTE. LTD.

as the Creditor

AMENDED AND RESTATED FRAMEWORK DEED

TABLE OF CONTENTS

Contents Page

1. Definitions and interpretation 2
2. Overriding principle 12
3. Effective Date 12
4. Amendments, supplements and restatements 13
5. Savings provisions 14
6. Application of proceeds 15
7. Indemnities, costs and expenses 19
8. Representations 22
9. Information undertakings 26
10. General undertakings 30
11. Events of Default 39
12. Changes to the Parties 43
13. Notices 46
14. Partial invalidity 49
15. Remedies, rights and waivers 49
16. Counterparts 50
17. Governing law 50
18. Enforcement 50

Schedule 1 List of documents 52

Schedule 2 Conditions precedent and conditions subsequent 58

Schedule 3 Amortisation of Other Creditor Agreements 64

Schedule 4 Amendments 67

1. Holding costs, costs cover and interest 67
2. Delivery 70
3. Payment terms 73
4. Credit financing 76
5. Right to market 78
6. Principal 81

7. LIBOR 82
8. Maintenance of Vessel 82
9. Insolvency undertaking 82
10. General definitions and rules of interpretation 84
Appendix A Payment schedule 89

This amended and restated framework deed (this "Deed") is made on 4 October 2022 **between:**

(1) **BORR DRILLING LIMITED**, a company incorporated under the laws of Bermuda with Company No. 51741 and having its registered address at S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM11 Bermuda, as the parent (the "**Parent**");

(2) **BORR IHC LIMITED**, a company incorporated under the laws of Bermuda with Company No. 55669 and having its registered address at S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM11 Bermuda, as the intermediate holding company (the "**IHC**");

(3) the Subsidiaries of the Parent listed in Schedule 1 (*List of documents*) as "**Purchasers**", as the purchasers (the "**Purchasers**");

(4) the Subsidiaries of the Parent listed in Schedule 1 (*List of documents*) as "**Debtors**", as the debtors (the "**Debtors**");

(5) **KEPPEL FELS LIMITED**, a company incorporated under the laws of Singapore with UEN 196700147N and having its registered address at 50 Gul Road Singapore 629351, as the builder (the "**Builder**"); and

(6) **OFFSHORE PARTNERS PTE. LTD.**, a company incorporated under the laws of Singapore with UEN 200917024M and having its registered address at 50 Gul Road Singapore 629351, as the creditor (the "**Creditor**").

Whereas:

(A) Each Party has entered into one or more Original Documents.

(B) The Obligors have requested the Creditor Parties to agree to amend, supplement and restate the terms of the Original Documents in accordance with the terms and conditions of this Deed. The amendments and supplements to and restatements of the Original Documents in accordance with the terms and conditions of this Deed are a part of series of cross-conditional agreements contemplated with various stakeholders of the Group (including the Creditor Parties) which, as a whole, will improve the Group's and each Obligor's liquidity and its financial stability in the period following the Effective Date.

(C) The Parties have entered into this Deed to amend, supplement and restate the Original Documents in accordance with the terms and conditions of this Deed.

(D) In consideration of the Creditor Parties entering into this Deed, each Obligor has agreed to enter into the Supplemental Security Documents to which it is a party.

(E) Each Obligor (after giving due consideration to the terms and conditions of the Relevant Documents and satisfying itself that there are reasonable grounds for believing that the execution by it of this Deed will benefit it) is satisfied that entering into this Deed and the other Relevant Documents to which it is a party is for the purposes and to the benefit of itself and its business.

It is agreed as follows:

1. Definitions and interpretation

1.1 Definitions

In this Deed (including the recitals above), terms defined in Clause 10.2 (*Repayment of other creditors*) and Schedule 1 (*List of Documents*) shall have the same meaning when used in this Deed, and in addition:

"**Accounting Principles**" means, in relation to an Obligor, the generally accepted accounting principles in the United States of America.

"**Affiliate**" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"**Amended Construction Contract**" means any Original Construction Contract, as amended, supplemented and/or restated by this Deed.

"**Amended Credit Agreement**" means any Original Credit Agreement to the extent not released pursuant to this Deed, as amended, supplemented and/or restated by this Deed.

"**Amended Document**" means any Original Document, as amended, supplemented and/or restated on the Effective Date.

"**Authorisation**" means:

(a) an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b) in relation to anything which will be fully or partly prohibited or restricted by law or regulation if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

"**Business Day**" means a day (other than a Saturday or Sunday) in relation to any other matter, on which banks are open for general business in Singapore, Oslo, London, and New York.

"**Charged Assets**" means the assets from time to time subject, or expressed to be subject, to the Transaction Security or any part of those assets.

"**Construction Contract**" means:

(a) prior to the Effective Date, any Original Construction Contract; or

(b) on and after the Effective Date, any Amended Construction Contract.

"**Construction Contract (Type 1)**" means:

(a) prior to the Effective Date:

(i) the Original Construction Contract (B380 HULDRA); or

(ii) the Original Construction Contract (B381 HEIDRUN); or

(b) on and after the Effective Date:

(i) the Amended Construction Contract (B380 HULDRA); or

(ii) the Amended Construction Contract (B381 HEIDRUN).

"**Construction Contract (Type 2)**" means:

(a) prior to the Effective Date:

(i) the Original Construction Contract (B366 TIVAR);

(ii) the Original Construction Contract (B367 VALE); or

(iii) the Original Construction Contract (B368 VAR); or

(b) on and after the Effective Date:

(i) the Amended Construction Contract (B366 TIVAR);

(ii) the Amended Construction Contract (B367 VALE); or

(iii) the Amended Construction Contract (B368 VAR).

"**Credit Agreement**" means any New Credit Agreement or:

(a) prior to the Effective Date, any Original Credit Agreement;

(b) on and after the Effective Date, any Amended Credit Agreement; or

(c) any New Credit Agreement.

"**Creditor Party**" means the Builder or the Creditor.

"**Default**" means an Event of Default or any event or circumstance specified in Clause 11 (*Events of Default*) which would (with the expiry of a grace period, the passage of time, the giving of notice, the making of any determination under the Relevant Documents, the satisfaction of any applicable condition under the Relevant Documents or any combination of any of the foregoing) be an Event of Default.

"**Delegate**" means any delegate, agent, attorney or co-trustee appointed by the Creditor Parties.

"**Effective Date**" has the meaning given to it in Clause 3 (*Effective Date*).

"**Equity Raise**" means any transaction pursuant to which the Parent or any member of the Group has or will, issue any shares or grant to any person any conditional or unconditional option, warrant or other right to call for the issue or allotment of, subscribe for, purchase or otherwise acquire any share of the Parent or any member of the Group (including any right of pre-emption, conversion or exchange), or alter any right attaching to any share capital of the Parent excluding any transaction by which a member the Group other than Parent issues of share capital to another member of the Group.

"**Event of Default**" means any event or circumstance specified as such in Clause 11 (*Events of Default*).

"**Financial Indebtedness**" has the meaning given to it in the Credit Agreements, and in addition includes (for the avoidance of doubt) any indebtedness (or guarantees or indemnities for such indebtedness) for or in respect of:

(a) any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the last day of the Security Period or which are otherwise classified as borrowings under the Accounting Principles; and

(b) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles.

"**Governmental Agency**" means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

"**Group**" means the Parent and its Subsidiaries from time to time, and a "**member of the Group**" means any one of them.

"**Guarantor**" means:

(a) the Parent;

(b) each Debtor which is party to:

(i) the Original Credit Agreement (B358 HILD) or the Amended Credit Agreement (B358 HILD);

(ii) the Original Credit Agreement (B360 ARABIA I) or the Amended Credit Agreement (B360 ARABIA I); or

(iii) the Original Credit Agreement (B361 ARABIA II) or the Amended Credit Agreement (B361 ARABIA II); or

(c) any Obligor which has taken delivery of a Vessel pursuant to any Construction Contract.

"**Holding Company**" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

"**Issuing Bank**" has the meaning given to it in Clause 4.2 (*Refund Guarantees*).

"**Keppel Media Release Transactions**" means any of the transactions referred to in, or entered into in connection with or for the purposes of consummating any transaction contemplated or referred to in, the media release made by KEPPEL CORPORATION LIMITED on 24 June 2021 and filed with the Singapore Exchange Securities Trading Limited titled "Keppel Corporation signs non-binding MOUs in connection with proposed combination of Keppel O&M and Sembcorp Marine" and/or the media releases made by KEPPEL CORPORATION LIMITED on 27 April 2022 and filed with the Singapore Exchange Securities Trading Limited titled "Keppel Corporation signs definitive agreements in connection with proposed combination of Keppel O&M and Sembcorp Marine", "Keppel Corporation & Sembcorp Marine Sign Definitive Agreements For Proposed Combination Of Keppel O&M And Sembcorp Marine to Create a Premier Global Player in Offshore Renewables, New Energy and Cleaner O&M Solutions", and "Proposed Combination of Keppel Offshore & Marine Ltd and Sembcorp Marine Ltd" and/or the announcement and attachments thereto made by SEMBCORP MARINE LTD on 27 April 2022 titled "Announcement on the Proposed Combination of Sembcorp Marine Ltd and Keppel Offshore & Marine".

"**Maintenance Report**" means, in relation to each Debtor, a report delivered by that Debtor to the Creditor Parties pursuant to Clause 9.3 (*Maintenance Report*).

"**Material Adverse Effect**" means, in the opinion of any of the Creditor Parties, a material adverse effect on:

(a) the business, operations, property or condition (financial or otherwise) of the Group taken as a whole or any Obligor;

(b) the ability of any Obligor to perform its obligations under the Relevant Documents to which it is a party;

(c) the validity, legality or enforceability of any Relevant Document, or the rights or remedies of any Creditor Party under, the Relevant Documents; or

(d) the validity, legality or enforceability of any Security expressed to be created under any Relevant Document or the priority and ranking of any of such Security or the rights or remedies of any Creditor Party under any of the Relevant Documents.

"**Month**" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

"**New Credit Agreement**" means any document or agreement which evidences the terms of any loan facility provided by the Creditor referred to in paragraph 4.2 and paragraph 4.3 of Schedule 4 (*Amendments*), or any other document designated as such by the Creditor Parties and any Obligor.

"**New Purchaser**" has the meaning given to it in Clause 12.5 (*Sale of Construction Contracts*).

"**Obligor**" means:

(a) the Parent;

(b) any Purchaser;

(c) any Debtor;

(d) any "Security Provider" as defined in any Original Credit Agreement;

(e) any other person which is party to any Relevant Document (other than a Creditor Party); or

(f) any other person who has agreed in writing to be bound by the provisions of this Deed as an Obligor and whose agreement has been accepted in writing by the Creditor Parties and the Parent as an Obligor.

"**Obligors' Agent**" means the person appointed to act on behalf of each Obligor in relation to the Relevant Documents pursuant to Clause 13.1 (*Obligors' Agent*).

"**Original Construction Contract**" means:

(a) the Original Construction Contract (B380 HULDRA);

(b) the Original Construction Contract (B381 HEIDRUN);

(c) the Original Construction Contract (B366 TIVAR);

(d) the Original Construction Contract (B367 VALE); or

(e) the Original Construction Contract (B368 VAR).

"**Original Credit Agreement**" means:

(a) the Original Credit Agreement (B358 HILD);

(b) the Original Credit Agreement (B360 ARABIA I);

(c) the Original Credit Agreement (B361 ARABIA II);

(d) the Original Credit Agreement (B380 HULDRA); or

(e) the Original Credit Agreement (B381 HEIDRUN).

"**Original Document**" means:

(a) any Original Framework Deed;

(b) any Original Construction Contract;

(c) any Buyer Parent Guarantee (as defined in any Original Construction Contract);

(d) any Borr Guarantee (as defined in any Original Construction Contract);

(e) any Original Credit Agreement; or

(f) any Finance Document (as defined in any Original Credit Agreement).

"**Original Framework Deed**" means:

(a) the framework deed dated 5 June 2020 and originally entered into between, amongst others, the Parent, the Purchasers, the Debtor, the Builder, and the Creditor; or

(b) the second framework deed dated 27 January 2021 and original entered into between, amongst others, the Parties.

"**Original Jurisdiction**" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Deed or (as the case may be) as at the date on which that Obligor becomes an Obligor.

"**Party**" means a party to this Deed.

"**Receiver**" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Assets.

"**Refund Guarantee**" has the meaning given to it in each Construction Contract (Type 2).

"**Relevant Document**" means this Deed, any other document designated as such by the Creditor Parties and any Obligor or:

(a) prior to the Effective Date, any Original Document;

(b) on and after the Effective Date, any Amended Document;

(c) any New Credit Agreement; or

(d) any Finance Document (as defined in any New Credit Agreement),

provided that each Transferable Construction Contract and the relevant Credit Agreement in relation to that Transferable Construction Contract shall cease to be a Relevant Document if the relevant Purchaser thereunder has transferred by novation all of its rights and obligations under that Transferable Construction Contract to a New Purchaser in accordance with Clause 12.5 (*Sale of Construction Contracts*).

"**Relevant Jurisdictions**" means, in relation to an Obligor:

(a) its Original Jurisdiction;

(b) any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c) any jurisdiction where it conducts its business; and

(d) the jurisdiction whose laws govern the perfection of any of the Relevant Documents entered into by it.

"**Reporting Entity**" has the meaning given to that term in Clause 9.1 (*Financial statements*).

"**Secured Liabilities**" means all present and future moneys, debts, obligations and liabilities due, owing or incurred by any Obligor to the Creditor Parties or any of them under or in connection with any Relevant Document (in each case, whether alone or jointly, or jointly or severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise).

"**Security**" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"**Security Period**" means the period starting on the date of this Deed and ending on the date on which each Creditor Party is satisfied that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full and:

(a) the Creditor Parties owe no further liabilities, obligations and undertakings under or pursuant to, and no claims whatsoever under or in respect or any Construction Contract in each case to any Obligor; and

(b) there is no outstanding Loan Facility (as defined in any Credit Agreement) or commitment under any Credit Agreement and the Creditor Parties are under no

further obligation to provide financial accommodation to any Obligor under any Credit Agreement.

"Subsidiary" means, in relation to any company or corporation, a company or corporation:

(a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b) more than half the issued equity share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

"Supplemental Security Document" has the meaning given to it in paragraph 3(b) of Schedule 2 (*Conditions precedent and conditions subsequent*).

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Third Parties Act" means the Contracts (Rights of Third Parties) Act 1999.

"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under any Relevant Document to secure the Secured Liabilities.

"Transferable Construction Contract" has the meaning given to it in Clause 12.5 (*Sale of Construction Contracts*).

"US$" means the lawful currency of the United States of America.

"Vessel" means any asset listed in listed in Schedule 1 (*List of documents*) as **"Vessels"**.

1.2 Construction and interpretation

(a) Unless a contrary indication appears, any reference in the Relevant Documents to:

(i) the **"Builder"**, the **"Creditor"**, any **"Debtor"**, the **"IHC"**, the **"Parent"**, any **"Purchaser"** or any **"Party"** shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Relevant Documents;

(ii) **"assets"** includes present and future properties, revenues and rights of every description;

(iii) an "**Original Document**", a "**Relevant Document**", or any other agreement or instrument is a reference to that Original Document, that Relevant Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time (in each case, however fundamental and whether or not more onerous), including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Original Document, any Relevant Document or other document or security, but in each case to the extent not prohibited by the terms of this Deed;

(iv) "**guarantee**" means (other than in Clause 6 (*Application of proceeds*)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(v) "**including**" shall be construed as "including without limitation" (and cognate expressions shall be construed similarly);

(vi) "**indebtedness**" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii) an "**insolvency**", "**winding-up**" or "**insolvency proceeding**" in relation to any person shall be construed to include:

(A) any corporate action, legal proceeding or other procedure or step described in Clause 11.7 (*Insolvency proceedings*) in relation to that person; and

(B) any of the circumstances described in Clause 11.6 (*Insolvency*) in relation to that person,

(and cognate expressions shall be construed similarly);

(viii) a "**person**" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(ix) a "**regulation**" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x) a provision of law or regulation is a reference to that provision as amended or re-enacted; and

(xi) a time of day is a reference to Singapore time unless the time of another jurisdiction is stated or implied.

(b) Unless a contrary indication appears, references to Clauses and Schedules are to be construed as references to clauses of, and schedules to, this Deed. Clause and Schedule headings are for ease of reference only.

(c) Unless a contrary indication appears, a term used in any other Relevant Document or in any notice or certificate given under or in connection with any Relevant Document has the same meaning in that Relevant Document, notice or certificate as in this Deed.

(d) A Default (other than an Event of Default) is **"continuing"** if it has not been remedied to the satisfaction of the Creditor Parties or waived and an Event of Default is **"continuing"** if it has not been expressly waived in writing by the Creditor Parties.

(e) Where this Deed specifies an amount in a given currency (the **"specified currency"**) **"or its equivalent"**, the **"equivalent"** is a reference to the amount of any other currency which, when converted into the specified currency utilising the spot rates of exchange available to the relevant Creditor Party for the purchase of the specified currency with that other currency at or about 11.00 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

(f) In this Deed, unless a contrary indication appears, words importing the plural include the singular and vice versa, and words importing a gender include every gender.

1.3 Third party rights

(a) Unless expressly provided to the contrary in this Deed, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Deed.

(b) Notwithstanding any term of this Deed, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.

(c) Any Receiver or Delegate may enforce and/or enjoy the benefit of any term of this Deed which expressly confers rights on it pursuant to the Third Parties Act.

1.4 Entire agreement

This Deed constitutes the entire agreement between the Parties in relation to the transactions contemplated in this Deed and supersedes any previous agreement, whether express or implied, regarding the transactions contemplated in this Deed.

1.5 Designation

The Parties designate this Deed and each Supplemental Security Document as a **"Finance Document"** under each Credit Agreement.

2. Overriding principle

If there is any conflict or inconsistency between the provisions of any Original Document and the provisions of this Deed, the provisions of this Deed will prevail and will supersede the terms of such Original Document.

3. Effective Date

3.1 Conditions precedent

(a) The provisions of Clause 4.1 (*Restructured Obligations*) shall only be effective on the date (the "**Effective Date**") on which each Creditor Party notifies the Obligors' Agent that it has received all of the documents and other evidence listed in and appearing to comply with the requirements of Part 1 (*Conditions precedent*) of Schedule 2 (*Conditions precedent and conditions subsequent*).

(b) Each Creditor Party shall notify the Obligors' Agent promptly upon receiving such documents and other evidence referred to in paragraph (a) above, provided that such Creditor Party shall not be obliged to do so unless the representations to be made by each Obligor are true in all material respects.

(c) If the Effective Date does not occur by 7 October 2022 (or such later date as may be notified by the Creditor Parties to the Obligors), the Effective Date shall not occur and Clause 4.1 (*Restructured Obligations*) shall be void *ab initio* and cease to be in force and effect.

3.2 Conditions subsequent

Following the Effective Date, the Obligors shall deliver or cause to be delivered to the Creditor Parties the additional documents and other evidence listed in Part 2 (*Conditions subsequent*) of Schedule 2 (*Conditions precedent and conditions subsequent*) within the time periods specified therein.

3.3 Waiver of conditions precedent and conditions subsequent

The conditions precedent and conditions subsequent set out in this Clause 3 are inserted for the sole benefit of the Creditor Parties, and may be waived in writing in whole or in part and with or without conditions by the Creditor Parties on or before the relevant due date without prejudicing the right of the Creditor Parties to require fulfilment of such conditions in whole or in part at any time thereafter.

3.4 Form and content

All documents and evidence delivered to the Creditor Parties under this Clause 3 shall:

(a) be in form and substance reasonably acceptable to the Creditor Parties;

(b) (to the extent applicable) be in full force and effect and consummated in accordance with all applicable laws;

(c) if it is not in English, and if so required by the Creditor Parties, be accompanied by a certified English translation; and

(d) if required by the Creditor Parties, be certified, notarised, legalised or attested in a manner acceptable to the Creditor Parties (acting reasonably).

4. Amendments, supplements and restatements

Each Original Document mentioned below and (to the extent necessary or desirable to give effect to the provisions of this Clause 4) any Finance Document (as defined in any Credit Agreement) (the "**Relevant Original Documents**") shall be amended, supplemented and/or and restated in the manner set out in this Clause 4 so that the rights and obligations of the Parties under each Relevant Original Document which it is party to shall (subject to Clause 3.1 (*Conditions precedent*)) be governed by, and construed in accordance with, the provisions of that Relevant Original Document as amended, supplemented and/or restated by this Deed.

4.1 Restructured obligations

(a) On and from the Effective Date:

(i) the Original Framework Deeds shall be consolidated and amended and restated in the form of this Deed and the amendments and supplements to the Relevant Original Documents contemplated in the Original Framework Deeds shall be superseded by this Deed and shall cease to apply;

(ii) each Relevant Original Document shall be amended and/or supplemented in the manner specified in Schedule 4 (*Amendments*) without reference to the Original Framework Deeds; and

(iii) each Relevant Original Document shall be deemed to be amended and supplemented to the extent necessary or desirable to give effect to the purpose and intent of the amendments, supplements and/or restatements referred to in paragraph (i) and paragraph (ii) above.

(b) In addition, on the date of this Deed (regardless of whether the Effective Date has occurred):

(i) each Transferable Construction Contract shall be amended and/or supplemented in the manner specified in Schedule 4 (*Amendments*); and

(ii) the Credit Agreement in relation to that Transferable Construction Contract shall be cancelled in the manner specified in Schedule 4 (*Amendments*),

and each other Relevant Original Document shall be deemed to be amended and supplemented to the extent necessary or desirable to give effect to the purpose and intent of the amendments, supplements and/or restatements referred to in this paragraph (b).

4.2 Refund Guarantees

(a) On and from the date of this Deed, the Builder shall not be obliged to deliver (or procure the delivery of) any Refund Guarantee under any Construction Contract or any confirmation in relation to any existing Refund Guarantee, and in consequence thereof:

(i) each of Article XI.6 and Article XI.6A of each Construction Contract (Type 2) shall be deleted in its entirety; and

(ii) each of paragraph (b)(ii) of clause 5.2 (*Confirmations*) of each Original Framework Deed shall be deleted in its entirety.

(b) Each Purchaser under each Construction Contract (Type 2) releases and discharges each party to or issuing bank under a Refund Guarantee (each an "**Issuing Bank**") from all liabilities, obligations and undertakings arising under or pursuant to, and from all claims whatsoever arising under or in respect of that Refund Guarantee delivered under that Construction Contract. Any Issuing Bank may enforce and/or enjoy the benefit of the terms of this Clause 4.2 pursuant to the Third Parties Act.

5. Savings provisions

5.1 Continuing obligations

(a) Each Amended Document and this Deed shall be read and construed as one document and this Deed shall be considered as part of that Amended Document and, without prejudice to the generality of the foregoing, where the context so allows:

(i) references in each Relevant Document to "**this Agreement**" or "**this Deed**", howsoever expressed, shall be read and construed as references to that Relevant Document as amended, supplemented and/or restated by this Deed; and

(ii) references in any Relevant Document to any other Relevant Document, howsoever expressed, shall be construed to include the latter mentioned Relevant Document as amended, supplemented and/or restated by this Deed.

(b) Except to the extent expressly amended, supplemented and/or restated by the provisions of this Deed, the terms and conditions of the Original Documents, the Original Framework Deeds and the Relevant Documents entered into on or before the date of this Deed and all other instruments and agreements executed, delivered or entered into thereunder or pursuant thereto are hereby confirmed and shall remain in full force and effect.

(c) Save as expressly set out herein, the Obligors represent and warrant that the Creditor Parties have not waived, released or otherwise modified, and undertake that they shall not assert that the Creditor Parties have waived, released or otherwise modified, any of their rights and or the Obligors' obligations under any of the Original Documents, the Original Framework Deeds and the Relevant Documents.

5.2 Confirmations

(a) Each Obligor hereby confirms, represents and warrants that:

(i) the amendments and/or supplements to and/or restatements of the Original Documents in the manner provided in this Deed do not affect or negate any prior payment or performance of the Obligors' obligations under the Original Documents (even if such obligations cease to exist in the Amended Documents), and as such, any payments made by any Obligor prior to the date of this Deed are irrevocable and non-refundable;

(ii) except to the extent expressly amended, supplemented and/or restated by the provisions of this Deed, the Original Framework Deeds and each of the Relevant Documents to which it is a party (and any Security created or guarantees granted thereunder) remains in full force and effect, and shall continue to be binding on itself notwithstanding the amendments and/or supplements to and/or restatements of the Original Documents in the manner provided in this Deed; and

(iii) each other Obligor's obligations and liabilities under or in connection with the Original Framework Deeds and the Relevant Documents shall, to the extent that such obligations and liabilities were guaranteed and/or secured by the Original Documents (including the Secured Indebtedness as defined in any Credit Agreement), be guaranteed by the guarantees granted by it under the Original Framework Deeds and the Relevant Documents to which it is a party and secured by the Transaction Security and the Original Framework Deeds and the Relevant Documents to which it is a party.

(b) The Builder shall, by the Effective Date, provide the Obligors with a letter from KEPPEL OFFSHORE & MARINE LTD confirming that each BUILDER Parent Guarantee (as defined in any Construction Contract (Type 2)) and each Parent Guarantee (as defined in any Construction Contract (Type 1)) remains in full force and effect and continues to guarantee the Builder's obligations under such Construction Contract in accordance with the terms of such Keppel Parent Guarantee notwithstanding the amendments and/or supplements to and/or restatements of the Original Documents in the manner provided in this Deed.

6. Application of proceeds

6.1 Order of application

Subject to Clause 6.11 (*Permitted Disposal*), all amounts from time to time received or recovered by any Creditor Party in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 6, the "**Recoveries**") shall be applied by the Creditor Parties at any time as the Creditor Parties (in their discretion) see fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 6), in the following order:

(a) in discharging any sums owing to any Receiver or any Delegate;

(b) in payment of all costs and expenses incurred by any Creditor Party in connection with any realisation or enforcement of the Transaction Security, the shares in any Obligor and/or any Vessel taken in accordance with the terms of this Deed;

(c) in payment or distribution to the Creditor Parties for application in accordance with Clause 6.2 (*Partial payments*);

(d) if none of the Obligors are under any further actual or contingent liability under any Relevant Document, in payment to any person to whom any Creditor Party is obliged by law to pay in priority to any Obligor; and

(e) the balance, if any, in payment to the relevant Obligor.

6.2 Partial payments

(a) If the Creditor Parties receives a payment that is insufficient to discharge all the amounts then due and payable by each Obligor under the Relevant Documents, the Creditor Parties shall apply that payment towards the obligations of the Obligors under the Relevant Documents in the following order:

(i) in or towards payment of any unpaid amount owing to any Receiver or any Delegate under the Relevant Documents; and

(ii) in or towards payment of any sum due but unpaid under the Relevant Documents at such time and in such order as the Creditor Parties (in their discretion) see fit.

(b) The Creditor Parties may vary the order set out in paragraphs (a)(i) to (a)(ii) above.

(c) Subject to Clause 6.11 (*Permitted Disposal*), paragraphs (a) and (b) above will override any appropriation made, or directed to be applied in some other manner, by an Obligor.

6.3 Guarantee and indemnity

In furtherance of the above, each Guarantor irrevocably and unconditionally jointly and severally:

(a) guarantees to each Creditor Party punctual performance by each other Obligor of all that Obligor's obligations under the Relevant Documents;

(b) undertakes with each Creditor Party that whenever an Obligor does not pay any amount when due under or in connection with the Secured Liabilities, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c) agrees with each Creditor Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Creditor Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Relevant Document on the date when

it would have been due. The amount payable by each Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 6 if the amount claimed had been recoverable on the basis of a guarantee.

6.4 Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Relevant Documents, regardless of any intermediate payment or discharge in whole or in part.

6.5 Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Creditor Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, judicial management or otherwise then the liability of each Obligor under this Clause 6 and the Relevant Documents will continue or be reinstated as if the discharge, release or arrangement had not occurred.

6.6 Waiver of defences

The obligations of each Guarantor under this Clause 6 will not be affected by an act, omission, matter or thing which, but for this Clause 6.6 would reduce, release or prejudice any of its obligations under this Clause 6 (whether or not known to it or any Creditor Party) including:

(a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor, any member of the Group or any other person;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or Security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Obligor or any other person;

(e) any amendment, novation, supplement, extension, restatement or replacement (in each case however fundamental and whether or not more onerous) of any Relevant Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Relevant Document or other document or security;

(f) any unenforceability, illegality or invalidity of any obligation of any person under any Relevant Document or any other document or security;

(g) any intermediate payment or discharge of any of the Secured Liabilities in whole or in part;

(h) any insolvency proceedings, amalgamation, reconstruction or reorganization of any Obligor or any other person; or

(i) this Deed or any other Relevant Document not being executed by or binding upon any other party.

6.7 Immediate recourse

Each Guarantor waives any right it may have of first requiring any Creditor Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from that Guarantor under this Clause 6. This waiver applies irrespective of any law or any provision of a Relevant Document to the contrary.

6.8 Appropriations

During the Security Period, each Creditor Party (or any trustee or agent on its behalf) may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Creditor Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b) hold in a suspense account any moneys received from any Guarantor or on account of that Guarantor's liability under this Clause 6.

6.9 Deferral of Guarantors' rights

(a) During the Security Period and unless any Creditor Party otherwise directs, no Guarantor shall exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Relevant Documents or by reason of any amount being payable, or liability arising, under any Relevant Document:

(i) to be indemnified by an Obligor or any other person;

(ii) to claim any contribution from any other guarantor of or provider of Security for any person's obligations under the Relevant Documents;

(iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Creditor Parties under the Relevant Documents or of any other guarantee or security taken pursuant to, or in connection with, the Relevant Documents by any Creditor Party;

(iv) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which that Guarantor has given a guarantee, undertaking or indemnity under Clause 6.1 (*Guarantee and indemnity*);

(v) to exercise any right of set-off against any Obligor; and/or

(vi) to claim or prove as a creditor of any Obligor in competition with any Creditor Party.

(b) If any Guarantor shall receive any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Creditor Parties by the Obligors under or in connection with the Relevant Documents to be paid in full) on trust for the Creditor Parties, and shall promptly pay or transfer the same to the Creditor Parties or as the Creditor Parties may direct.

6.10 Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or Security now or subsequently held by any Creditor Party.

6.11 Permitted Disposal

The Creditor Parties agree that any Vessel-owning Obligor shall be permitted to sell its Vessel and the Holding Company of any Vessel-owning Obligor shall be permitted to sell the shares in a Vessel-owning Obligor, provided no Default is continuing, and that the proceeds of sale (after deducting the reasonable costs of sale) (the "**Sale Proceeds**") are sufficient to pay all amounts owing to the Creditor Parties by such Vessel-owning Obligor in relation to that Vessel under any Amended Document to which such Obligor is party (but excluding for the avoidance of doubt any liabilities, obligations, actual or contingent claims, arising under this Clause 6) (the "**Vessel Obligations**" and such a sale being a "**Permitted Disposal**"). An amount of the Sale Proceeds equal to the Vessel Obligations shall be applied by that Vessel-owning Obligor as Recoveries in accordance with Clause 6.1 (*Order of application*) and any surplus between the amount of the Sale Proceeds and the aggregate amount of the Vessel Obligations shall be retained by the relevant Vessel-owning Obligor or any Vessel-owning Obligor as applicable. Each Creditor Party agrees that, upon a Permitted Disposal and subject to the application of proceeds set out above, it shall do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) required to release any Security or any other claim which that Creditor Party may have over or in respect of the Vessel, and the parts attached or associated thereto and any asset of the Obligor or the shares in the relevant Obligor (if applicable), and release the relevant Obligor from any liability, debt, claim or guarantee which that Creditor Party may have or have the benefit of under the Relevant Documents.

7. Indemnities, costs and expenses

7.1 Other indemnities

Each Obligor (other than the IHC) shall, immediately upon written demand by a Creditor Party, indemnify that Creditor Party against any cost, loss or liability incurred by that Creditor Party as a result of:

(a) the occurrence of any Event of Default;

(b) any information produced, provided or approved by or on behalf of an Obligor being or being alleged to be misleading and/or deceptive in any respect;

(c) any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated, financed or secured under the Relevant Documents; or

(d) a failure by an Obligor to pay any amount due under a Relevant Document on its due date or in the relevant currency.

7.2 Indemnity in relation to enforcement

(a) Each Obligor (other than the IHC) shall, immediately upon written demand by a Creditor Party, a Receiver or a Delegate, promptly indemnify that Creditor Party, that Receiver and that Delegate against any cost, loss or liability incurred by any of them as a result of:

(i) acting or relying on any communication, notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised,

(ii) the taking, holding, protection or enforcement of the Transaction Security;

(iii) the exercise of any of the rights, powers, discretions and remedies vested in that Creditor Party, each Receiver and Delegate by the Relevant Documents or by law;

(iv) instructing lawyers, accountants, Tax advisers, surveyors or other professional advisers or experts as permitted under any Relevant Document; or

(v) acting as a Receiver or Delegate under the Relevant Documents or which otherwise relates to any of the Charged Assets or the performance of the terms of the Relevant Documents (otherwise than as a result of its gross negligence or wilful misconduct).

(b) Every Receiver and Delegate may, in priority to any payment to the Creditor Parties, indemnify itself out of the Charged Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 7.2 and shall have a lien on the Transaction Security and the proceeds of enforcement of the Transaction Security for all moneys payable to it.

7.3 Transaction expenses

The Obligors (other than the IHC) shall, immediately upon written demand by any Creditor Party, pay to that Creditor Party the amount of all reasonable costs and expenses (including legal and adviser fees) incurred by that Creditor Party in connection with the negotiation, preparation, printing, execution and perfection of:

(a) this Deed and any other documents referred to in this Deed executed on or after the date of the Original Framework Deed dated 5 June 2020 or in a Relevant Document executed on or after the date of the Original Framework Deed dated 5 June 2020; and

(b) any other Relevant Documents executed after the date of this Deed.

7.4 Amendment costs

If any Obligor requests an amendment, waiver or consent under any Relevant Document, the Obligors (other than the IHC) shall, immediately upon written demand by any Creditor Party, reimburse that Creditor Party for the amount of all reasonable costs and expenses (including legal fees) incurred by that Creditor Party in responding to, evaluating, negotiating or complying with that request or requirement.

7.5 Enforcement and preservation costs

The Obligors (other than the IHC) shall, immediately upon written demand by any Creditor Party, pay to that Creditor Party the amount of all costs and expenses (including legal fees) incurred by that Creditor Party in connection with the enforcement of, or the preservation of any rights under any Relevant Document and the Transaction Security and any proceedings instituted by or against that Creditor Party as a consequence of it entering into a Relevant Document, taking or holding the Transaction Security, or enforcing those rights.

7.6 Other Creditor Party expenses

The Obligors (other than the IHC) shall, immediately upon written demand by any Creditor Party, pay to that Creditor Party, and any Delegate and Receiver, the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by them in connection with the administration or release of any Transaction Security.

7.7 Existing indemnities

(a) The Obligors (other than the IHC) shall, immediately upon written demand by any Creditor Party, pay to that Creditor Party the amount of all costs and expenses which that Obligor was obliged to pay to that Creditor Party under (as the case may be) each of clause 7 (*Indemnities, costs and expenses*) and clause 6 (*Indemnities, costs and expenses*) of the Original Framework Deeds.

(b) Paragraph (a) does not apply to any cost and expense which any Creditor Party incurred in connection with the extension or renewal of any Refund Guarantee in connection with the transactions contemplated in the Original Framework Deed dated 27 January 2021.

7.8 Indemnities separate

Each indemnity in each Relevant Document shall:

(a) constitute a separate and independent obligation from the other obligations in that document or any other Relevant Document;

(b) give rise to a separate and independent cause of action;

(c) apply irrespective of any indulgence granted by any Creditor Party;

(d) continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of the Secured Liabilities or any other judgment or order; and

(e) apply whether or not any claim under it relates to any matter disclosed by any Obligor or otherwise known to any Creditor Party.

8. Representations

Each Obligor makes the representations and warranties set out in this Clause 8 to each Creditor Party on the date of this Deed.

8.1 Status

(a) It is a company or, as the case may be, a corporation, duly incorporated and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation.

(b) It and each of its respective Subsidiaries (if any) has the power to own its assets and carry on its business as it is being conducted.

8.2 Binding obligations

(a) The obligations expressed to be assumed by it in each Relevant Document to which it is a party are legal, valid, binding and enforceable.

(b) Without limiting the generality of paragraph (a) above, each Relevant Document to which it is a party creates the security interests which that Relevant Document purports to create and those security interests are valid and effective.

8.3 Non-conflict with other obligations

The entry into and performance by it to the Relevant Documents to which it is a party, and the transactions contemplated by, the Relevant Documents to which it is a party and the granting of the Transaction Security owned by it do not and will not conflict with:

(a) any law or regulation applicable to it;

(b) its constitutional documents; or

(c) any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (howsoever described) under any such agreement or instrument.

8.4 Power and authority

(a) It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Relevant Documents to which it is a party and the transactions contemplated by those documents and to create the Security expressed to be created by the Relevant Documents to which it is or will be a party.

(b) No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Relevant Documents to which it is a party.

8.5 Validity and admissibility in evidence

All Authorisations required or desirable:

(a) to enable it to lawfully enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party;

(b) to make the Relevant Documents to which it is a party admissible in evidence in its Relevant Jurisdictions;

(c) for it to carry on its business, and which are material; and

(d) to enable it to create the Security to be created by it under any Relevant Document to which it is a party and to ensure that such Security has the priority and ranking it is expressed to have,

have been obtained or effected and are in full force and effect.

8.6 Governing law and enforcement

(a) The choice of the governing law of the Relevant Documents which it is party to will be recognised and enforced in its Relevant Jurisdictions.

(b) Any judgment obtained in relation to the Relevant Documents which it is party to, in the court which such Relevant Document is expressed to be subject to the jurisdiction of, will be recognised and enforced in its Relevant Jurisdictions.

8.7 Insolvency

No:

(a) corporate action, legal proceeding or other procedure or step described in Clause 11.7 (*Insolvency proceedings*); and

(b) creditor's process described in Clause 11.8 (*Creditors' process*),

has been taken or, to its knowledge, threatened in relation to it or its Subsidiaries and none of the circumstances described in Clause 11.6 (*Insolvency*) applies to it or any of its Subsidiaries.

8.8 No filing or stamp Taxes

Under the laws of its Relevant Jurisdictions it is not necessary, that any of the Relevant Documents which it is a party to is filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to any

of those Relevant Documents or the transactions contemplated by any of those Relevant Documents.

8.9 No immunity

Neither it nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceedings (including suit, attachment prior to judgment, execution or other enforcement).

8.10 No Default

(a) No Default is continuing or might reasonably be expected to result from its entry into, the performance of, or any transaction contemplated by, any Relevant Document to which it is a party.

(b) No other event or circumstance is outstanding which constitutes (or with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on it or any of its Subsidiaries (if any) or to which its (or any of its Subsidiaries' (if any)) assets are subject which might have a Material Adverse Effect.

8.11 No misleading information

(a) All information provided by or on behalf of it in relation to any Relevant Document was true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and was not misleading in any material respect.

(b) All financial projections provided by or on behalf of it and/or each Maintenance Report have been prepared on the basis of recent historical information and on the basis of reasonable assumptions which were reasonable as at the date they were prepared and supplied and which was arrived at after careful consideration.

(c) The expressions of opinion or intention provided by or on behalf of it pursuant to the Maintenance Report were made after careful consideration and (as at the date of the Maintenance Report) were fair and based on reasonable grounds.

(d) No event of circumstance has occurred or arisen and no information has been omitted from the information so provided and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections provided by or on behalf of it being untrue or misleading in any material respect.

8.12 Financial statements

(a) The financial statements of each Reporting Entity most recently supplied to the Creditor Parties were prepared in accordance with the Accounting Principles consistently applied save to the extent expressly disclosed in such financial statements.

(b) The financial statements of each Reporting Entity most recently supplied to the Creditor Parties give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition and operations (consolidated in the case of the Parent) for the period to which they relate, save to the extent expressly disclosed in such financial statements.

(c) The budgets and forecasts supplied under this Deed were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(d) Since the date of the most recent financial statements delivered pursuant to Clause 9.1 (*Financial statements*) there has been no material adverse change in the assets, business or financial condition of each Reporting Entity.

8.13 No proceedings pending or threatened

(a) No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it.

(b) No judgment or order of a court, arbitral body or agency which is reasonably likely to have a Material Adverse Effect has been made against it.

8.14 Repetition

(a) Each of the representations set out in this Clause 8 (save for this Clause 8.14) are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(i) the date on which the Creditor Parties are or would have been obliged to provide a notification to the Obligors' Agent pursuant to paragraph (b) of Clause 3.1 (*Conditions precedent*);

(ii) the date of this Deed; and

(iii) each Delivery Date (as defined in any Construction Contract (Type 1)), each Scheduled Delivery Date (as defined in any Construction Contract (Type 2)), each Extended Delivery Date (as defined in any Construction Contract (Type 2)) and for the avoidance of doubt each date on which a Vessel is intended to be delivered to the relevant Purchaser under the relevant Construction Contract.

(b) Each of the representations set out in Clause 8.11 (*No misleading information*) and Clause 8.12 (*Financial statements*) are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(i) the date on which each set of financial statements of each Reporting Entity are supplied to any Creditor Party; and

(ii) the date of each Maintenance Report and the date on which each Maintenance Report is supplied to any Creditor Party.

9. Information undertakings

The Obligors shall comply with the undertakings in this Clause 9 and shall procure that each other Obligor will comply with the undertakings in this Clause 9 (insofar as such undertakings relate to that Obligor, its assets or the Relevant Documents to which it is a party) during the Security Period.

9.1 Financial statements

(a) In this Deed, "**Reporting Entity**" means each person whose financial statements are required to be supplied to the Creditor Parties pursuant to this Clause 9.1 and/or whose Maintenance Reports are required to be supplied to the Creditor Parties pursuant to Clause 9.3 (*Maintenance Report*).

(b) Each Reporting Entity shall supply to the Creditor Parties:

(i) as soon as the same become available, but in any event within 120 days after the end of each of its financial years or, if earlier, within five Business Days of any earlier date that the relevant Reporting Entity is required to file its audited financial statements with any regulatory authority pursuant to any applicable law or regulation:

(A) the audited unconsolidated financial statements of each Debtor and each Purchaser for that financial year unless a director of the Parent delivers to the Creditor a confirmation that such unaudited consolidated financial statements of such Debtor or such Purchaser for that financial year are consolidated in the audited consolidated financial statements of the Parent for that financial year; and

(B) the audited consolidated financial statements of the Parent for that financial year;

(ii) as soon as the same become available, but in any event within 60 days after the end of each first, second and third quarter of each of its financial years or, if earlier, within five Business Days of any earlier date that the relevant Reporting Entity is required to file its unaudited financial statements for that financial quarter with any regulatory authority pursuant to any applicable law or regulation:

(A) the unaudited unconsolidated financial statements of each Debtor and each Purchaser for that financial quarter, unless a director of the Parent delivers to the Creditor a confirmation that such unaudited consolidated financial statements of such Debtor or such Purchaser for that financial quarter are consolidated in the unaudited consolidated financial statements of the Parent for that financial quarter; and

(B) the unaudited consolidated financial statements of the Parent for that financial quarter;

(iii) as soon as they become available, but in any event within 60 days after the end of each of the Parent's financial quarter, updated three year liquidity forecasts for the Group, addressing with a reasonable level of detail (1) revenue, operating costs, interest expense, taxes, (2) cashflow from operations, capex, debt repayment and (3) assets, equity, debt and cash balance projections;

(iv) as soon as they are available, but in any event by 30 January in each of the Parent's financial year, an annual budget for the Group for that financial year; and

(v) as soon as they are available, but in any event within 25 days after the end of each calendar month, a statement setting out the earnings before interest, tax, depreciation and amortisation of the Parent on a consolidated basis for that month.

(c) The provisions of this Clause 9.1 shall supersede and replace the provisions of paragraphs (a)(i) and (a)(ii) of clause 12.1 in each Credit Agreement.

9.2 Requirements as to financial statements

Each Reporting Entity shall procure that each set of statements delivered by it pursuant to Clause 9.1 (*Financial statements*) shall:

(a) (in the case of any financial statements) include a balance sheet, profit and loss account and (in the case of the Parent only) cashflow statement.

(b) (in the case of any audited financial statements for any financial years) be audited by its auditors;

(c) be certified by a director of the relevant Reporting Entity as giving a true and fair view of (if audited) or fairly representing (if unaudited) its financial condition and operations (or, in the case of the Parent, the consolidated financial condition and operations of the Group) as at the date of and for the period in relation to which those statements were drawn up;

(d) in relation to any financial statements which it supplies to the Creditor Parties pursuant to paragraph (b)(ii) of Clause 9.1 (*Financial statements*), be accompanied by a statement by a director of the Parent comparing actual performance for the period to which the financial statements relate with the forecast(s) which it had delivered to the Creditor Parties pursuant to paragraph (b)(iii) of Clause 9.1 (*Financial statements*) in respect of such period; and

(e) be prepared in accordance with the Accounting Principles, the accounting practices and financial reference periods consistent with those applied in the preparation of the preceding statements previously delivered to the Creditor Parties for that Reporting Entity unless, in relation to any set of statements, the Obligors' Agent notifies the Creditor Parties that there has been a change in the Accounting Principles, the accounting practices or financial reference periods and its auditors (or, if appropriate, the auditors of the relevant Reporting

Entity) delivers to the Creditor Parties a description of any change necessary for those statements to reflect the Accounting Principles, the accounting practices and financial reference periods upon which the preceding statements previously delivered to the Creditor Parties for that Reporting Entity were prepared.

9.3 Maintenance Report

(a) Each Debtor shall supply together with each set of financial statements which it supplies to the Creditor Parties pursuant to paragraph (b)(ii) of Clause 9.1 (*Financial statements*), a quarterly Maintenance Report.

(b) Each Reporting Entity shall ensure that its Maintenance Report for each financial quarter:

(i) includes:

(A) the projected anticipated expenses incurred or to be incurred by that person over the subsequent financial quarter in connection with the operation, employment, maintenance, repair, drydocking and insurances of its Vessel; and

(B) such further information regarding the operation, employment, maintenance, repair, drydocking and insurances of its Vessel as any Creditor Party may reasonably request and which can be delivered without breach by any Obligor of any confidentiality undertakings in favour of any person other than any member of the Group or any Affiliates of the Parent or any applicable law or rules of a securities/regulatory exchange; and

(ii) has been approved by a director of the relevant Reporting Entity.

9.4 Information: miscellaneous

Each Obligor shall supply to the Creditor Parties:

(a) at the same time as they are dispatched, copies of all documents dispatched by any Obligor to its shareholders generally (or any class of them) or its creditors generally (or any class of them);

(b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor and/or the Vessels and, in relation to the Parent only, which if adversely determined, might reasonably be expected to have a Material Adverse Effect;

(c) promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any Obligor and/or the Vessels and, in relation to the Parent only, which might reasonably be expected to have a Material Adverse Effect;

(d) promptly, such further information regarding the financial condition, business and operations of any Obligor or the Group as any Creditor Party may reasonably request and which can be

delivered without breach by any Obligor of any confidentiality undertakings in favour of any person other than any member of the Group or any Affiliates of the Parent or any applicable law or rules of a securities/regulatory exchange; and

(e) promptly, such information as any Creditor Party may reasonably require about the Vessels or the Charged Assets and compliance of the Obligors with the terms of any Relevant Document,

and shall promptly register such electronic mail addresses from time to time notified by the Creditor Parties to the Parent on the Parent's distribution list for any announcement, notice or other document relating specifically to any Obligor posted onto any electronic website maintained by any stock exchange on which shares in or other securities of an Obligor are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of that Obligor.

9.5 Notification of certain events

(a) Each Obligor shall notify the Creditor Parties of any Default (and in each case, the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Each Obligor shall notify the Creditor Parties of any insolvency proceeding which is or is intended to be commenced in relation to it (and in each case, the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence and in any case no later than the date falling 10 days prior to the date on which such insolvency proceeding is commenced.

(c) Promptly upon a request by the Creditor Parties, each Obligor (or the Obligors' Agent on its behalf) shall supply to the Creditor Parties a certificate signed by a director on its behalf certifying that no Default is continuing and it is not aware that any insolvency proceeding is or is intended to be commenced against it (or if a Default is continuing or any insolvency proceeding is or is intended to be commenced against it, specifying the Default or the insolvency proceeding which is or is intended to be commenced against it and the steps, if any, being taken to remedy it).

9.6 Notification of negotiations

The Parent shall promptly supply to the Creditor Parties such information as any Creditor Party may reasonably request (including any material communications or the material terms of the arrangements which are being entered into) in relation to the negotiations between the Parent and the parties to the Other Creditor Agreements in relation to the matters referred to in paragraph (d) of Clause 10.2 (*Repayment of other creditors*).

9.7 Notification of fundraising

(a) The Parent shall promptly notify the Creditor Parties if:

(i) the Parent or any member of the Group incurs or will incur any Financial Indebtedness; or

(ii) the Parent or any member of the Group has or will enter into an Equity Raise.

(b) The Parent shall promptly supply to the Creditor Parties, such information (including the material terms of the arrangements which are being entered into) as any Creditor Party may reasonably require about such arrangements referred to in paragraph (a) and which can be delivered without breach by any Obligor of any confidentiality undertakings in favour of any person other than any member of the Group or any Affiliates of the Parent or any applicable law or rules of a securities/regulatory exchange.

(c) Paragraphs (a) and (b) above shall not apply to:

(i) any transaction entered into by any member of the Group solely with any another member of the Group;

(ii) any Financial Indebtedness incurred pursuant to any arrangements in existence and in force on the date of this Deed;

(iii) any transaction undertaken pursuant to any management, board or employee incentive or remuneration programme or similar; or

(iv) any transaction the principal amount or the net consideration receivable of which does not exceed US$10,000,000 (or its equivalent in other currencies).

10. General undertakings

The Obligors shall comply with the undertakings in this Clause 10 and shall procure that each other Obligor will comply with the undertakings in this Clause 10 (insofar as such undertakings relate to that Obligor, its assets or the Relevant Documents to which it is a party) during the Security Period.

10.1 Authorisations

Each Obligor shall promptly:

(a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b) supply certified copies to the Creditor Parties of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i) enable it to perform its obligations under the Relevant Documents to which it is a party;

(ii) ensure the legality, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is a party; and

(iii) carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

10.2 Repayment of other creditors

(a) In this Deed:

"3.875% Notes" means the convertible notes issued by the Parent on 23 May 2018 with ISIN code NO0010822935 and any Refinancing Agreement in relation thereto.

"Other Creditor Agreement" means each of the following agreements or notes:

(a) the 3.875% Notes;

(b) any PPL Agreement; or

(c) any Senior Secured Agreement.

"Permitted New Secured Financing" means a financing which the Creditor Parties have certified in writing satisfies each of the following criteria, and provided that any numerical thresholds set out herein apply to all Permitted New Secured Financings in aggregate and not individually:

(a) no proceeds from any such financing shall be directly or indirectly applied towards any prepayment of any PPL Agreement in lieu of a direct or indirect sale of the rig "Gyme" as contemplated by such PPL Agreement;

(b) the Security for such financing by way of first priority mortgages over the Unencumbered Assets (and other related Security over earnings and insurances, account charges over operating accounts and share pledges over the special purpose rig owner) secures (in aggregate) no more than a maximum amount of US$150,000,000;

(c) the all-in-yield to the providers of such financing during the financing period is not greater than 10% per annum (including any fees, costs and expenses, discounting arrangements, exit, upside or profit share instruments or other arrangements or other transfer of value to the relevant creditors howsoever described);

(d) the maturity date is no earlier than 31 December 2025;

(e) there shall be a bullet repayment at maturity and no amortisation or cash sweep repayments or prepayments (other than in respect of customary change of control (provided that nothing in this definition shall be construed as a permission to pay or prepay such Permitted New Secured Financing in accordance with such mandatory prepayment provisions) or mandatory prepayment on sale or total loss provisions);

(f) if a bond financing, raised through the issue of publicly listed bond at market terms arranged by a reputable investment bank on terms approved by the Creditor Parties (such approval not to be unreasonably withheld);

(g) mandatory prepayment on sale or total loss applies only to the Unencumbered Asset is limited to either:

  (i) net proceeds received in case of a sale or net compensation received in case of a total loss; or

  (ii) a pro rata amount of the outstanding debt thereunder based on the value of the Unencumbered Asset to be sold or subject to a total loss to the value of all such Unencumbered Assets secured thereunder; and

(h) the Creditor Parties have been granted, but failed to exercise, their right to offer to provide such financing pursuant to paragraph (e) below.

"**PPL Agreement**" means each of the following agreements or notes (and any Refinancing Agreement in relation thereto):

(a) the sale and purchase agreement dated 9 October 2017 between BORR GALAR INC. (formerly known as BORR JACK-UP XVII INC.) and PPL SHIPYARD PTE. LTD. ("**PPL**") with respect to the sale and purchase of the "GALAR" as novated by a novation agreement dated 16 January 2020 between BORR GALAR (UK) LIMITED, BORR GALAR INC., PPL and the Parent;

(b) the sale and purchase agreement dated 9 October 2017 between BORR GERD INC. (formerly known as BORR JACK-UP XVIII INC.) and PPL with respect to the sale and purchase of the "GERD";

(c) the sale and purchase agreement dated 9 October 2017 between BORR GERSEMI INC. (formerly known as BORR JACK-UP XIX INC.) and PPL with respect to the sale and purchase of the "GERSEMI" as acquired by BORR GESEMI (UK) LIMITED and subsequently novated by a novation agreement dated 26 June 2019 between BORR GERSEMI INC., PPE, BORR GESEMI (UK) LIMITED and the Parent;

(d) the sale and purchase agreement dated 9 October 2017 between BORR GRID INC. (formerly known as BORR JACK-UP XX INC.) and PPL with respect to the sale and purchase of the "GRID" as acquired by BORR GRID (UK) LIMITED and subsequently novated by a novation agreement dated 26 June 2019 between BORR GRID INC., PPE, BORR GRID (UK) LIMITED and the Parent;

(e) the sale and purchase agreement dated 9 October 2017 between BORR GROA INC. (formerly known as BORR JACK-UP XXII INC.) and PPL with respect to the sale and purchase of the "GROA";

(f) the sale and purchase agreement dated 9 October 2017 between BORR GUNNLOD INC. (formerly known as BORR JACK-UP XXI INC.) and PPL with respect to the sale and purchase of the "GUNNLOD";

(g) the rig construction agreement dated 9 October 2017 between BORR GYME INC. (formerly known as BORR JACK-UP XXIII INC.) and PPL with respect to the construction, sale and purchase of the "GYME";

(h) the rig construction agreement dated 9 October 2017 between BORR NATT INC. (formerly known as BORR JACK-UP XXIV INC.) and PPL with respect to the construction, sale and purchase of the "NATT";

(i) the rig construction agreement dated 9 October 2017 between BORR NJORD INC. (formerly known as BORR JACK-UP XXV INC.) and PPL with respect to the construction, sale and purchase of the "NJORD" as novated by a novation agreement dated 16 January 2020 between BORR NJORD (UK) LIMITED, BORR NJORD INC., PPL and the Parent;

(j) each of the global amendment deeds entered into between PPL and each of the parties to the documents listed in paragraphs (a) to (i) above dated 5 June 2022 and 28 June 2021; and

(k) the global amendment deed in relation to the other documents in this definition entered into between PPL and each of the parties to the other documents listed in this definition on or about the date of this Deed, evidencing the refinancing referred to in paragraph (d) below in relation to the other documents listed in this definition.

"**Refinancing Agreement**" means any document relating to the indebtedness created by, or the terms of, any refinancing referred to in paragraph (c)(v) below.

"**Restricted Financial Indebtedness**" means any amount (including any amount in respect of or having a similar economic effect as any interest, fees, commission, principal (or any instalments of any principal)) outstanding under or in respect of any Financial Indebtedness or any purchase price (or instalments thereof) owing by any member of the Group arising under or in connection with the Other Creditor Agreements.

"**Senior Secured Agreement**" means each of the following agreements or notes (and any Refinancing Agreement in relation thereto):

(a) prior to the Effective Date:

(i) the US$450,000,000 Senior Secured Credit Facilities Agreement dated 25 June 2019 (the "**US$450,000,000 Senior Secured Credit Facilities Agreement**") entered into between, amongst others, the Parent and/or other relevant members of the Group and DNB BANK ASA, DANSKE BANK, NORWEGIAN BRANCH, CITIBANK N.A., JERSEY BRANCH, GOLDMAN SACHS BANK USA and CLIFFORD CAPITAL PTE. LTD.; and

(ii) the US$100,000,000 Senior Secured Credit Facilities Agreement dated 25 June 2019 (the "**US$100,000,000 Senior Secured Credit Facilities Agreement**") entered into between the Parent and/or other relevant

members of the Group and DNB BANK ASA and DANSKE BANK, NORWEGIAN BRANCH, 1 January 2023;

(b) on or after the Effective Date, the US$150,000,000 Senior Secured Credit Facility Agreement (the **"US$150,000,000 Senior Secured Credit Facilities Agreement"**) dated on or about the date of this Deed evidencing the refinancing referred to in paragraph (d) below in relation to the US$450,000,000 Senior Secured Credit Facilities Agreement and the US$100,000,000 Senior Secured Credit Facilities Agreement; and

(c) the US$195,000,000 Secured Term Loan Facility Agreement dated 25 June 2019 (the **"US$195,000,000 Secured Term Loan Facility Agreement"**) entered into between the Parent and/or other relevant members of the Group and HAYFIN SERVICES LLP, 1 January 2023.

"Unencumbered Assets" means the rigs 'Frigg' (IMO number 8771332) owned by Borr Jack-Up I Inc., 'Odin' (IMO number 9621455) owned by Borr Odin (UK) Limited and 'Ran' (IMO number 8771320) owned by Borr Ran Inc.

(b) General restriction: Prior to the last day of the Security Period, the Obligors shall not (and shall procure that no member of the Group shall) repay, prepay, purchase, redeem, defease or discharge any Restricted Financial Indebtedness except as contemplated in this Clause 10.2.

(c) Permitted payments: Paragraph (b) above does not apply to:

(i) Pre-Effective Date: Prior to the Effective Date, any payment to be made under an Other Creditor Agreement which is expressly permitted to fall due or be paid under the Original Framework Deeds.

(ii) Post-Effective Date: Payments of any amount of Restricted Financial Indebtedness falling due in accordance with the provisions of the relevant Other Creditor Agreement (other than in respect of any prepayment obligations) in the form mostly recently delivered to the Creditor Parties pursuant to Clause 3.1 (*Conditions precedent*), Clause 3.2 (*Conditions subsequent*) or paragraph (v) below and provided that such payments are made when no Event of Default is continuing.

(iii) Mandatory prepayments: Any mandatory prepayment:

(A) under:

(1) any Senior Secured Agreement or the PPL Agreements in the form mostly recently delivered to and (where required) approved by the Creditor Parties pursuant to Clause 3.1 (*Conditions precedent*) or paragraph (v) below; or

(2) any Refinancing Agreement in the form approved by and delivered to the Creditor Parties in accordance with paragraph (d)(ii) below (and provided that nothing herein shall be construed as obliging the Creditor Parties to agree to any such mandatory prepayment provisions in such Refinancing Agreement),

made in relation to the sale or total loss or exercise of creditor purchase option (including the exercise of the option of the relevant member of the Group to cancel the creditor purchase option by repaying the principal or purchase price owing in respect of such rig) in respect of a rig currently owned by any member of the Group which is, as at the date of this Deed, subject to a first preferred or priority ship mortgage in as Security for outstanding amounts under that Senior Secured Agreement provided that the amount of such prepayment shall not exceed the proceeds received by the relevant member of the Group in respect of such sale, total loss or purchase option;

(B) under the PPL Agreements in the form mostly recently delivered to and (where required) approved by the Creditor Parties pursuant to Clause 3.1 (*Conditions precedent*) or paragraph (v) below made in relation to:

(1) any Equity Raise entered into by the Parent; or

(2) a failure to complete a sale of the rig "GYME" by 15 November 2022 or to sell the rig "GYME" for $120,000,000; or

(C) under the US$195,000,000 Secured Term Loan Facility Agreement in the form mostly recently delivered to and (where required) approved by the Creditor Parties pursuant to Clause 3.1 (*Conditions precedent*) or paragraph (v) below in an aggregate amount not exceeding US$45,000,000 and any applicable prepayment fees thereon;

(iv) Rollover: Notional repayment of principal under any revolving credit facility or rollover of any guarantee, indemnity, bond, standby or documentary letter of credit under any Senior Secured Agreement in the form mostly recently delivered to and (where required) approved by the Creditor Parties pursuant to Clause 3.1 (*Conditions precedent*) or paragraph (v) below provided that an equivalent amount is concurrently redrawn or issued under such facility and deemed to be applied towards such repayment.

(v) Refinancing: Any repayment or prepayment of principal (in whole or in part) under any Other Creditor Agreement which is refinanced through the incurrence of Financial Indebtedness by any member of the Group, either pursuant to:

(A) any refinancing referred to in paragraph (d) below; or

(B) any other Refinancing Agreement in respect of any Senior Secured Agreement or the PPL Agreements provided that:

(1) there shall not be any increase in the amount of, or change to the basis for calculation which results in an increase in, or addition of, any interest, fees, or commission payable under the relevant Refinancing Agreement from that under the existing Other Creditor Agreement which that Refinancing Agreement relates to;

(2) there shall not be any increase in or addition to the principal amount of the Restricted Financial Indebtedness made available or incurred under the relevant Refinancing Agreement from that under the existing Other Creditor Agreement(s) which that Refinancing Agreement relates to, other than the incurrence of any new facility which constitutes a Permitted New Secured Financing;

(3) the provisions of such Refinancing Agreement relating to the amortisation (including the rate thereof) and scheduled repayment of principal shall, where applicable, be consistent with the term sheet in relation to the existing Other Creditor Agreement which that Refinancing Agreement relates to specified in paragraph (d)(i) below, and the other provisions of such Refinancing Agreement shall be consistent with available market terms applicable to the relevant instrument; and

(4) such repayment is made when no Event of Default is continuing,

and provided that the Obligors deliver or cause to be delivered to the Creditor Parties a copy of the relevant Refinancing Agreement in a form which complies which this paragraph (v) immediately upon the relevant members of the Group entering into such Refinancing Agreement.

(vi) Equity raise: Any repayment or prepayment (in whole or in part) of any Other Creditor Agreement funded solely from the proceeds of any Equity Raise (including a payment-in-kind through any Equity Raise).

(d) Amendments to Other Creditor Agreements: The Obligors shall procure that:

(i) on or prior to the Effective Date, each Senior Secured Agreement and each PPL Agreement is amended, or refinanced such that the provisions of that Senior Secured Agreement or that PPL Agreement are consistent with the term sheet enclosed in:

(A) in relation to the PPL Agreements, Part 1 (*PPL Agreements*);

(B) in relation to the US$450,000,000 Senior Secured Credit Facilities Agreement and the US$100,000,000 Senior Secured Credit Facilities Agreement, Part 2 (*US$150,000,000 Senior Secured Credit Facilities Agreement*); and

(C) in relation to the US$195,000,000 Secured Term Loan Facility Agreement, Part 3 (*US$195,000,000 Secured Term Loan Facility Agreement*),

of Schedule 3 (*Amortisation of Other Creditor Agreements*) and provided that no "Backstop Facility" (as defined in any such term sheet) is utilised for such refinancing and in each case provided that the provisions of that Other Creditor Agreement following such amendment or refinancing, to the extent not re-paid or re-purchased in full, are in form and substance satisfactory to the Creditor Parties; and

(ii) on or before 31 January 2023, the 3.875% Notes are either:

(A) amended or refinanced such that:

(1) the principal amount of the Restricted Financial Indebtedness under the amended 3.875% Notes or Refinancing Agreement in relation thereto shall not fall due prior to 30 May 2025 and the amount or rate of interest, fees or commission payable thereunder shall not exceed the prevailing market rate; supported by evidence satisfactory to the Creditor Parties and

(2) the Restricted Financial Indebtedness under the amended 3.875% Notes or Refinancing Agreement shall be unsecured and shall not contain any provisions requiring mandatory prepayment of the Restricted Financial Indebtedness thereunder on sale or total loss of any assets of any member of the Group unless that Restricted Financial Indebtedness constitutes Permitted New Secured Financing under a Refinancing Agreement; or

(B) re-paid or re-purchased in full (or re-paid or re-purchased in part provided that the remaining balance is subject to an amended agreement or refinanced in accordance paragraph (A) above), provided that such repayment or repurchase is funded solely from the proceeds of any Equity Raise or is a payment-in-kind through any Equity Raise,

and in each case provided that the provisions of that Other Creditor Agreement following such amendment or refinancing, to the extent not re-paid or re-purchased in full, are in form and substance satisfactory to the Creditor Parties acting reasonably.

(e) Permitted New Secured Financings: If any member of the Group proposes to enter into any Permitted New Secured Financing, then the Obligors shall procure that the relevant member or members of the Group shall notify the Creditor Parties (the "**Permitted New Secured Financing Notice**") in writing setting out the amount of financing required and the proposed Security to be offered in support of such financing. The Creditor Parties may, but shall not be obliged, to offer terms on which they would provide the Permitted New Secured Financing (the "**Keppel Offer**") within a period of 10 Business Days from the receipt by the Creditor Parties of the Permitted New Secured Financing Notice. The Obligors shall procure relevant member or members of the Group consider the Keppel Offer in good faith. For the avoidance

of doubt the relevant member or members of the Group shall have absolute discretion whether, and shall not be required, to accept the Keppel Offer.

10.3 Restrictions on Financial Indebtedness

The provisions of this Clause 10.3 shall cease to apply on the date on which the US$150,000,000 Senior Secured Credit Facilities Agreement has been repaid or refinanced in full.

(a) The Parent shall not, from and including the Effective Date, incur, create or permit to subsist any Financial Indebtedness, other than Financial Indebtedness incurred pursuant to:

(i) any Restricted Financial Indebtedness;

(ii) any Permitted New Secured Financings;

(iii) intra-Group loans and receivables provided by a member of the Group as creditor to the Parent as debtor, provided that such intra-Group loans and receivables are unsecured;

(iv) Financial Indebtedness in respect of agreements for the sale, transfer or disposal of receivables on recourse or non-recourse terms in connection with factoring financing arrangements in the ordinary course of trading consented to in writing by the Creditor Parties (acting reasonably);

(v) Financial Indebtedness in respect of any performance bonds, performance guarantees and similar guarantees in the ordinary course of trading, in each case in connection with the ordinary operation of the Group's rigs;

(vi) shareholder loans subordinated pursuant to a subordination agreement in form and substance similar to the subordination and assignment deeds delivered under or in connection with each Original Credit Agreement; or

(vii) any other Financial Indebtedness entered into with the prior written consent of the Creditor Parties.

(b) The IHC shall not incur, create or permit to subsist any Financial Indebtedness, other than Financial Indebtedness incurred pursuant to:

(i) intra-Group loans;

(ii) any security document relating to security over shares in direct subsidiaries of the IHC, provided that any such Financial Indebtedness is limited in recourse and otherwise on customary terms; and

(iii) any Restricted Financial Indebtedness.

10.4 Further assurance

(a) Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as any Creditor Party may specify (and in such form as that Creditor Party may require in favour of that Creditor Party or its nominee(s)):

  (i) to perfect the Security created or intended to be created under or evidenced by the Relevant Documents to which it is a party (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security to which it is a party) or for the exercise of any rights, powers and remedies of that Creditor Party or the other Creditor Parties provided by or pursuant to the Relevant Documents to which it is a party or by law;

  (ii) to confer on that Creditor Party, Security over any property and assets of that Obligor located in any jurisdiction, equivalent or similar to the Security intended to be conferred by or pursuant to the Relevant Documents to which it is a party; and/or

  (iii) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security to which it is a party.

(b) Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection, maintenance or modification of any Security conferred or intended to be conferred on any Creditor Party by or pursuant to the Relevant Documents to which it is a party.

11. Events of Default

Each of the events or circumstances set out in the following sub-clauses of this Clause 11 (other than Clause 11.10 (*Acceleration*)) is an Event of Default.

11.1 Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Relevant Document at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error and payment is in any event made within two Business Days of its due date.

11.2 Material undertakings

Any Obligor does not comply with the provisions of:

(a) Clause 3.2 (*Conditions subsequent*); and

(b) Clause 9.5 (*Notification of certain events*).

11.3 Other obligations

(a) Any Obligor does not comply with any provision of this Deed (other than those referred to in Clause 11.1 (*Non-payment*) and Clause 11.2 (*Material undertakings*)).

(b) An event of default or termination event (in each case howsoever expressed, described or defined) occurs and is continuing under any Relevant Document.

(c) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of (i) any Creditor Party giving notice to the Obligors' Agent and (ii) any Obligor becoming aware of the failure to comply.

11.4 Misrepresentation

Any representation or statement made or deemed to be made by any Obligor in any Relevant Document or any other document delivered by or on behalf of any Obligor under or in connection with any Relevant Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

11.5 Cross default

(a) Any Financial Indebtedness of any Obligor is not paid when due nor within any applicable grace period.

(b) Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c) Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d) Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e) No Event of Default will occur under this Clause 11.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness, when aggregated with the Financial Indebtedness of any other person falling within paragraphs (a) to (d) above, is less than US$10,000,000 (or its equivalent in any other currency or currencies).

11.6 Insolvency

(a) Any Obligor is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Creditor Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b) The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c) A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

11.7 Insolvency proceedings

(a) Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement, filing under title 11 of the United States Code, 11 U.S.C. §§ 101-1532, or otherwise) of any Obligor;

(ii) a composition, compromise, assignment or arrangement with any creditor of any Obligor, or any assignment for the benefit of creditors generally of any Obligor or a class of such creditors;

(iii) the appointment of a liquidator, receiver, administrator, judicial manager, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any Obligor or any of its assets; or

(iv) enforcement of any Security over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b) Paragraph (a) shall not apply to:

(i) any arrangements contemplated in Clause 10.2 (*Repayment of other creditors*); or

(ii) any legal proceeding which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

11.8 Creditors' process

(a) Any expropriation, attachment, sequestration, distress, execution or any analogous event affects all or any material part of the assets of any Obligor.

(b) Paragraph (a) shall not apply to any legal proceeding which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

11.9 Material adverse change

The occurrence of any event or circumstance which has or, in the opinion of any Creditor Party, is likely to have a Material Adverse Effect.

11.10 Acceleration

On and at any time after the occurrence of an Event of Default which is continuing any Creditor Party may:

(a) by notice to the Obligors' Agent on behalf of the Obligors:

(i) exercise all or any of its respective rights, remedies, powers or discretions under:

(A) clause 13.2 (*Declarations*) of each Credit Agreement;

(B) article 11.2 of each Construction Contract (Type 1); or

(C) article XII.2 of each Construction Contract (Type 2),

as though an Event of Default as defined in any such Credit Agreement has occurred or each Purchaser is in default under each such Construction Contract and as though any grace period contained therein has expired; and/or

(ii) cancel any Loan Facility (as defined in any Credit Agreement) or any commitment for any Financial Indebtedness (and reduce them to zero), whereupon they shall immediately be cancelled (and reduced to zero); and/or

(iii) cancel any part of any Loan Facility (as defined in any Credit Agreement) or any commitment for any Financial Indebtedness (and reduce such Loan Facility (as defined in any Credit Agreement) or such commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Loan Facility (as defined in any Credit Agreement) or the relevant commitment shall be immediately reduced accordingly); and/or

(iv) declare that all or part of any accrued "holding costs" or "cost cover" under any Construction Contract (including any lump sum amount set out in paragraph 3.1 of Schedule 4 (*Amendments*)) be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(v) declare that all or part of any accrued "holding costs" or "cost cover" under any Construction Contract (including any lump sum amount set out in paragraph 3.1 of Schedule 4 (*Amendments*)) be payable on demand, whereupon they shall immediately become payable on demand by the relevant Creditor Party; and/or

(vi) declare that all or part of a Loan (as defined in any Credit Agreement), together with accrued interest, and all other amounts accrued or outstanding under the Relevant Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(vii) declare that all or part of a Loan (as defined in any Credit Agreement) be payable on demand, whereupon they shall immediately become payable on demand by the relevant Creditor Party; and/or

(b) exercise all of its rights, remedies, powers or discretions under the Relevant Documents and/or in respect of the Transaction Security as though an Event of Default as defined in any Credit Agreement has occurred or any Purchaser is in default under any Construction Contract.

For the avoidance of doubt, each of the foregoing rights, remedies, powers and discretions are separate and independent rights, remedies, powers and discretions.

12. Changes to the Parties

12.1 Assignments and transfers

No Party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of this Deed or any Relevant Document, save as expressly permitted by this Clause 12.

12.2 Creditor Parties

(a) Any Creditor Party may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of this Deed to any person whom it assigns any of its rights and benefits, or transfers by novation, to any of its rights, benefits and obligations under and in accordance with the terms of any Construction Contract or any Credit Agreement.

(b) In addition, any Creditor Party may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of this Deed and any Relevant Document to any party to any of the Keppel Media Release Transactions provided that any such assignee assumes the performance obligations of the Creditor Parties which exist immediately prior to any assignment, and any such assignment shall not impact performance guarantees given by KEPPEL OFFSHORE & MARINE LTD which shall not be assigned except to an entity which has the creditworthiness to perform the obligations under such guarantee to the reasonable satisfaction of the Obligors.

(c) If any Creditor Party assigns any of its rights or transfers by novation any of its rights and obligations as provided in this Clause 12, each Obligor shall, immediately on being requested to do so by the Creditor Parties, enter and procure that each other Obligor enters into such documents as may be necessary or desirable to assign or transfer to the relevant assignee or transferee all or the relevant part of that Creditor Party's interest in the Relevant Documents, failing which that Creditor Party is authorised by each of the Obligor to execute on its behalf any of such documents.

12.3 Keppel Media Release Transactions

The entry into or the performance by any person of any of the Keppel Media Release Transactions do not and will not result in nor constitute a breach of any provision of any Relevant Document nor a default or termination event (howsoever described) under any Relevant Document, and shall not result in any Relevant Document being terminated nor

repudiated nor rescinded, and the Obligors waive any right to terminate any Relevant Document or treat any Relevant Document or as repudiated or rescinded, in each case as a result of the entry into or the performance by any person of any of the Keppel Media Release Transactions, provided that any such assignee assumes the performance obligations of the Creditor Parties which exist immediately prior to any assignment, and any such assignment shall not impact performance guarantees given by KEPPEL OFFSHORE & MARINE LTD which shall not be assigned except to an entity which has the creditworthiness to perform the obligations under such guarantee to the reasonable satisfaction of the Obligors.

12.4 Resignation of an Obligor

(a) The Parent may request that any Obligor ceases to be an Obligor by delivering such a request in writing to the Creditor Parties.

(b) The Creditor Parties shall accept the resignation of such Obligor by notifying the Parent in writing (following which such Obligor shall be released and discharged from all liabilities, obligations and undertakings under or pursuant to, and all claims whatsoever under or in respect of this Deed) if:

   (i) no Default is continuing; and

   (ii) such Obligor has taken delivery of its Vessel pursuant to the Construction Contract which it is a party to and is under no actual or contingent liability to the Creditor Parties or any of them as a Purchaser under or in connection with any Construction Contract (including any "holding costs" or "cost cover") or as a Debtor under any Credit Agreement.

(c) A notice in respect of BORR TIVAR INC. shall be deemed to have been served under paragraph (a) and paragraph (b) above upon delivery of the relevant Vessel to the BORR TIVAR INC. and provided the conditions in (b)(i) and (b)(ii) above are satisfied at that time.

(d) The Purchaser under any Transferable Construction Contract shall cease to be an Obligor if:

   (i) that Purchaser has transferred by novation all of its rights and obligations under that Transferable Construction Contract to a New Purchaser in accordance with Clause 12.5 (*Sale of Construction Contracts*); and

   (ii) all amounts of "holding costs" and "cost cover" accrued (including amounts accrued but not yet falling due) in respect of that Transferable Construction Contract have been paid in full.

12.5 Sale of Construction Contracts

(a) Subject to the provisions of this Clause 12.5, on and from the Effective Date, a Purchaser may, prior to the delivery of the relevant Vessel thereunder, transfer by novation all of its rights and obligations under:

   (i) the Amended Construction Contract (B366 TIVAR);

(ii) the Amended Construction Contract (B380 HULDRA); or

(iii) the Amended Construction Contract (B381 HEIDRUN),

(the "**Transferable Construction Contracts**") to the purchaser identified in the letter of intent dated 16 June 2022 and disclosed by the Parent to the Creditor Parties on or about the date of the letter or any other person whom the Creditor Parties have approved in writing (a "**New Purchaser**").

(b) A transfer of a Purchaser's rights and obligations under a Transferable Construction Contract pursuant to paragraph (a) above may be made only if:

(i) no Default is continuing at the time of such transfer;

(ii) the Builder, the relevant Purchaser and the relevant New Purchaser have duly executed and delivered to each other a novation agreement pursuant to which:

(A) the Builder and that Purchaser agree to restate such Transferable Construction Contract into such a form which:

(1) incorporates all amendments to that Transferable Construction Contract made up to the date of that transfer such that the restated contract is a single document containing all the existing provisions of such Transferable Construction Contract and does not cross-refer to this Framework Deed or any other Relevant Document; and

(2) is otherwise in form and substance acceptable to the Builder (acting reasonably); and

(B) such New Purchaser agrees to assume and perform the obligations of, and acquire the rights of, such Purchaser under such Transferable Construction Contract (other than in respect of any "holding costs" and "cost cover" thereunder), in consideration of which the Builder agrees to release such Purchaser from its obligations (other than in respect of any "holding costs" and "cost cover" thereunder) under such Transferable Construction Contract and such Purchaser agrees to release the Builder from any obligations owing to such Purchaser under such Transferable Construction Contract, and such Transferable Construction Contract shall cease to be a Relevant Document.

(c) The Parent and the relevant Purchaser agree to pay all "holding costs" and "costs cover" arising in respect of each Transferable Construction Contract in accordance with the provisions of this Deed notwithstanding the transfer of that Purchaser's obligations and rights under such Transferable Construction Contract to a New Purchaser.

(d) The conditions set out in paragraph (b) above are inserted for the sole benefit of the Creditor Parties, and may be waived in writing in whole or in part and with or without conditions by the

Creditor Parties on or before the relevant due date without prejudicing the right of the Creditor Parties to require fulfilment of such conditions in whole or in part at any time thereafter.

(e) The Builder and the relevant Purchaser shall, if requested by a Purchaser in connection with any proposed transfer of such Purchaser's rights and obligations under any Transferable Construction Contract pursuant to paragraph (a) above, enter into negotiations with that Purchaser in good faith with a view to agreeing on the form of, and if so agreed enter into the novation agreement in relation to such Transferable Construction Contract referred to in paragraph (b) above, provided that nothing herein shall be construed as an obligation by the Builder to negotiate any amendment to or agree to amend any existing provision of such Transferable Construction Contract.

13. Notices

13.1 Obligors' Agent

(a) Each Obligor (other than the Parent) by its execution of this Deed or a Relevant Document incorporating this Clause 13.1 irrevocably appoints the Parent (the "**Obligors' Agent**") to act on its behalf as its agent in relation to the Relevant Documents and irrevocably authorises:

(i) the Parent on its behalf to supply all information concerning itself contemplated by this Deed and/or the Relevant Documents to the Creditor Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii) each Creditor Party to give any notice, demand or other communication to that Obligor pursuant to the Relevant Documents to the Parent,

and in each case the Obligor shall be bound as though that Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Relevant Document on behalf of another Obligor or in connection with any Relevant Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Relevant Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

13.2 Communications in writing

Any communication to be made under or in connection with the Relevant Documents:

(a) shall be made in writing;

(b) in the case of a notice by an Obligor, must be signed by an authorised signatory of the sender (directly or with a facsimile signature); and

(c) unless otherwise stated, may be made or delivered by letter or electronic mail.

13.3 Addresses

The address and electronic mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Relevant Documents are those identified with its name in the signature pages below or any substitute address, electronic mail address or department or officer as the relevant Party may notify to the other Parties by not less than five Business Days' notice.

13.4 Delivery

(a) Any communication or document made or delivered by one person to another under or in connection with the Relevant Documents will be effective:

(i) if by way of electronic mail, only when actually received (or made available) in readable form; or

(ii) if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 13.3 (*Addresses*), if addressed to that department or officer.

(b) Notwithstanding paragraph (a) above, any communication or document to be made or delivered to any Creditor Party will be effective only when actually received by it (or if by way of electronic mail, when made available in readable form) and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c) Any communication or document made or delivered to the Obligors' Agent in accordance with this Clause 13.4 will be deemed to have been made or delivered to each of the Obligors.

(d) Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

13.5 Notification of address

Promptly upon changing its address or electronic mail address, each Party shall notify the other Parties.

13.6 Reliance

(a) Any communication or document sent under this Clause 13 can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such a signature is required under Clause 13.2 (*Communications in writing*)) it bears what appears to be the signature (original or facsimile) of an authorised signatory of the sender (without the need for further enquiry or confirmation).

(b) Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party.

13.7 English language

(a) Any notice given under or in connection with any Relevant Document must be in English.

(b) All other documents provided under or in connection with any Relevant Document must be:

(i) in English; or

(ii) if not in English, and if so required by any Creditor Party, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

13.8 Publicity

(a) Subject to paragraphs (b) and (c) below, no filings, disclosures, announcement or publicity relating to this Deed and/or the transactions contemplated in this Deed shall be made or arranged by any Party or any of their Affiliates (a "**Disclosing Person**") except by or with the prior written consent of the Creditor Parties and the Parent, unless required by applicable laws or regulations or the listing rules, regulations or requirements of the Oslo Stock Exchange, the New York Stock Exchange, the Singapore Exchange Securities Trading Limited or any relevant stock exchange on which shares in or other securities of such Disclosing Person are listed in which case the Disclosing Person shall give the other Parties a reasonable opportunity to comment on the terms of any such announcement prior to it being made and consider the reasonable comments of the other Parties.

(b) This Deed and the Relevant Documents may be disclosed by the Parent to the parties to the Other Creditor Agreements.

(c) The Creditor Parties (and their Affiliates) may disclose the Relevant Documents and/or the transactions contemplated in the Relevant Documents to any potential assignee or transferee of its rights, benefits or obligations under any Relevant Document provided that the relevant assignment or transfer is permitted under Clause 12 (*Changes to the Parties*) and provided the potential assignee or transferee has entered into binding confidentiality agreement with, and in a form reasonably satisfactory to, the Parent or, if no such agreement is entered into, on the basis that each Creditor Party shall remain subject under its confidentiality obligations under this Deed and the Relevant Documents being disclosed for a breach of confidentiality

by the potential assignee or transferee as if such assignee or transferee were bound by the confidentiality provisions in the Relevant Documents.

(d) Notwithstanding any provision of any Relevant Document to the contrary, the Creditor Parties (and their Affiliates) may disclose to any potential buyer of any Vessel such information about that Vessel and/or the Obligors as the Creditor Parties shall consider appropriate in connection with the potential sale of that Vessel and provided the potential assignee or transferee has entered into binding confidentiality agreement with, and in a form reasonably satisfactory to, the Parent or, if no such agreement is entered into, on the basis that each Creditor Party shall remain subject under its confidentiality obligations under this Deed and the Relevant Documents being disclosed for a breach of confidentiality by the potential assignee or transferee as if such assignee or transferee were bound by the confidentiality provisions in the Relevant Documents.

14. Partial invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

15. Remedies, rights and waivers

15.1 Exercise of rights

No failure to exercise, nor any delay in exercising, on the part of any Creditor Party, any right or remedy under a Relevant Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Relevant Document. No election to affirm any of the Relevant Documents on the part of any Creditor Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Relevant Document are cumulative and not exclusive of any rights or remedies provided by law.

15.2 Creditor Parties' rights and obligations

(a) The obligations of each Creditor Party under the Relevant Documents are several. Failure by a Creditor Party to perform its obligations under the Relevant Documents does not affect the obligations of any other Party under the Relevant Documents. No Creditor Party is responsible for the obligations of any other Creditor Party under the Relevant Documents.

(b) The rights of each Creditor Party under or in connection with the Relevant Documents are separate and independent rights and any debt arising under the Relevant Documents to a Creditor Party from an Obligor is a separate and independent debt in respect of which a Creditor Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Creditor Party include any debt owing to that Creditor Party under the Relevant Documents and, for the avoidance of doubt, any amount owed by an Obligor which

relates to a Creditor Party's role under a Relevant Document (including any such amount payable to the Creditor Party on its behalf) is a debt owing to that Creditor Party by that Obligor.

(c) A Creditor Party may separately enforce its rights under or in connection with the Relevant Documents.

15.3 Amendments and waivers

(a) Any term of this Deed may be amended or waived only with the consent of the Creditor Parties and the Obligors.

(b) Without prejudice to the other provisions of the Relevant Documents, each Obligor agrees to any such amendment or waiver permitted by this Clause 15.3 which is agreed to by the Obligors' Agent. This includes any amendment or waiver which would, but for this paragraph (b) require the consent of all of the Obligors.

16. Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

17. Governing law

This Deed and any non-contractual obligations arising from or in connection with this Deed, shall be governed by, and construed in accordance with the laws of England.

18. Enforcement

18.1 Jurisdiction of English courts

(a) Subject to paragraph (c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including any dispute relating to any non-contractual obligation arising from or in connection with this Deed and any dispute regarding the existence, validity or termination of this Deed) (a "**Dispute**").

(b) The Parties agree that the English courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c) This Clause 18.1 is for the benefit of the Creditor Parties only. As a result, no Creditor Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Creditor Parties may take concurrent proceedings in any number of jurisdictions.

18.2 Service of process

(a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England):

(i) irrevocably appoints BORR DRILLING MANAGEMENT (UK) LIMITED, with its address at 20 North Audley Street, London, United Kingdom, W1K 6WE, or such other address may be notified by the Parent to the Creditor Parties, as its agent for service of process in relation to any proceedings before the English courts in connection with any Relevant Document; and

(ii) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Obligors' Agent (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Creditor Parties. Failing this, the Creditor Parties may appoint another agent for this purpose.

(c) Each Obligor expressly agrees and consents to the provisions of this Clause 18.2.

18.3 Waiver of immunities

Each Obligor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a) suit;

(b) jurisdiction of any court;

(c) relief by way of injunction or order for specific performance or recovery of property;

(d) attachment of its assets (whether before or after judgment); and

(e) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

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Schedule 1
List of documents

Vessel	Construction Contract	Purchaser	Credit Agreement	Debtor
Hull No B358 "HILD"	Not relevant	Not relevant	The US$ 86,400,000 credit agreement in relation to the vessel "HILD" originally dated 16 May 2018, as amended by the amendment agreement dated 15 October 2019, and entered into between the Creditor and the Debtor listed in the corresponding column of this table and as further amended and supplemented by the Original Framework Deeds (the "**Original Credit Agreement (B358 HILD)**", and as amended, supplemented and restated by this Deed, the "**Amended Credit Agreement (B358 HILD)**")	Borr Hild Inc. (formerly known as Borr Jack-Up XXVII Inc.), a company incorporated under the laws of the Marshall Islands with registration number 92787 and having its registered address at Trust Company Complex, Ajeltake Island, Ajeltake Island, Majuro, Marshall Islands MH 96960
Hull No B360 "ARABIA I" (formerly known as "HEIMDAL")	Not relevant	Not relevant	The US$ 86,400,000 credit agreement in relation to the vessel "ARABIA I" (formerly known as "HEIMDAL") originally dated 16 May 2018, as amended by the amendment agreement dated 15 January 2020, and entered into between the Creditor and the Debtor listed in the corresponding column of this table and as further amended and supplemented by the Original Framework Deeds	Borr Heimdal Inc. (formerly known as Borr Jack-Up XXVIII Inc.), a company incorporated under the laws of the Marshall Islands with registration number 92789 and having its registered address at Trust Company Complex, Ajeltake Island, Ajeltake Island, Majuro, Marshall Islands MH 96960

			(the "**Original Credit Agreement (B360 ARABIA I)**", and as amended, supplemented and restated by this Deed, the "**Amended Credit Agreement (B360 ARABIA I)**")	
Hull No B361 "ARABIA II" (formerly known as "HERMOD")	Not relevant	Not relevant	The US$ 86,400,000 credit agreement in relation to the vessel "ARABIA II" (formerly known as "HERMOD") originally dated 16 May 2018, as amended by the amendment agreement dated 15 October 2019, and entered into between the Creditor and the Debtor listed in the corresponding column of this table and as further amended and supplemented by the Original Framework Deeds (the "**Original Credit Agreement (B361 ARABIA II)**", and amended, supplemented and restated by this Deed, the "**Amended Credit Agreement (B361 ARABIA II)**")	Borr Hermod Inc. (formerly known as Borr Jack-Up XXIX Inc.), a company incorporated under the laws of the Marshall Islands with registration number 92788 and having its registered address at Trust Company Complex, Ajeltake Island, Ajeltake Island, Majuro, Marshall Islands MH 96960

Hull No. B380 "HULDRA"	The construction contract in relation to the vessel "HULDRA" originally dated 16 May 2018, as amended and restated by the amended and restated construction contract dated 6 June 2018, and entered into between the Builder and the Purchaser listed in the corresponding column of this table and as further amended and supplemented by the Original Framework Deeds (the "**Original Construction Contract (B380 HULDRA)**", and amended, supplemented and restated, the "**Amended Construction Contract (B380 HULDRA)**")	Borr Huldra Inc. (formerly known as Borr Jack-Up XXX Inc.), a company incorporated under the laws of the Marshall Islands with registration number 92785 and having its registered office at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960	The US$ 86,400,000 credit agreement in relation to the vessel "HULDRA" originally dated 16 May 2018, and entered into between the Creditor and the Debtor listed in the corresponding column of this table and as further amended and supplemented by the Original Framework Deeds (the "**Original Credit Agreement (B380 HULDRA)**")	Borr Huldra Inc. (formerly known as Borr Jack-Up XXX Inc.), a company incorporated under the laws of the Marshall Islands with registration number 92785 and having its registered office at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960
Hull No. B381 "HEIDRUN"	The construction contract in relation to the vessel "HEIDRUN" originally dated 16 May 2018, as amended and restated by the amended and restated construction contract dated 6 June 2018, and entered into between the Builder and the Purchaser listed in the corresponding column of this table and as further amended and supplemented by the Original Framework Deeds	Borr Heidrun Inc. (formerly known as Borr Jack-Up XXXI Inc.), a company incorporated under the laws of the Marshall Islands with registration number 92786 and having its registered office at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960	The US$ 86,400,000 credit agreement in relation to the vessel "HEIDRUN" originally dated 16 May 2018, and entered into between the Creditor and the Debtor listed in the corresponding column of this table and as further amended and supplemented by the Original Framework Deeds (the "**Original Credit Agreement (B381 HEIDRUN)**")	Borr Heidrun Inc. (formerly known as Borr Jack-Up XXXI Inc.), a company incorporated under the laws of the Marshall Islands with registration number 92786 and having its registered office at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960 and as further amended and supplemented by the Original Framework Deeds

	(the **"Original Construction Contract (B381 HEIDRUN)"**, and as amended, supplemented and restated by this Deed, the **"Amended Construction Contract (B381 HEIDRUN)"**)			
Hull No B366 "TIVAR"	The construction contract in relation to the vessel "TIVAR" originally dated 6 November 2013, as amended by the variation orders and side letter set out in Exhibit II of the novation agreement dated 24 May 2017 (the **"B366 Novation Agreement"**), as novated and amended by the B366 Novation Agreement and further amended by the building contract amendment agreement dated 24 May 2017 and the building contract second amendment agreement dated 6 June 2018, between the Builder and the Purchaser listed in the corresponding column of this table and as further amended and supplemented by the Original Framework Deeds (the **"Original Construction Contract (B366 TIVAR)"**, and as amended, supplemented and restated by this Deed, the **"Amended Construction Contract (B366 TIVAR)"**)	Borr Tivar Inc (formerly known as Borr Jack-Up V Inc.), a company incorporated under the laws of the Marshall Islands with registration number 89740 and having its registered address at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960	N/A	N/A

Hull No. B367 "VALE"	The construction contract in relation to the vessel "VALE" originally dated 6 November 2013, as amended by the variation orders and side letter set out in Exhibit II of the novation agreement dated 24 May 2017 (the "**B367 Novation Agreement**"), as novated and amended by the B367 Novation Agreement and further amended by the building contract amendment agreement dated 24 May 2017, between the Builder and the Purchaser listed in the corresponding column of this table and as further amended and supplemented by the Original Framework Deeds (the "**Original Construction Contract (B367 VALE)**", and as amended, supplemented and restated by this Deed, the "**Amended Construction Contract (B367 VALE)**")	Borr Vale Inc. (formerly known as Borr Jack-Up VI Inc.), a company incorporated under the laws of the Marshall Islands with registration number 89741 and having its registered address at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960	N/A	N/A

Hull No B368 "VAR"	The construction contract in relation to the vessel "VAR" originally dated 6 November 2013, as amended by the variation orders and side letter set out in Exhibit II of the novation agreement dated 24 May 2017 (the "**B368 Novation Agreement**"), as novated and amended by the B368 Novation Agreement and further amended by the building contract amendment agreement dated 24 May 2017, between the Builder and the Purchaser listed in the corresponding column of this table and as further amended and supplemented by the Original Framework Deeds (the "**Original Construction Contract (B368 VAR)**", and as amended, supplemented and restated by this Deed, the "**Amended Construction Contract (B368 VAR)**")	Borr Var Inc (formerly known as Borr Jack-Up VII Inc), a company incorporated under the laws of the Marshall Islands with registration number 89742 and having its registered address at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960	N/A	N/A

Schedule 4
Amendments

Part 1
Holding costs, costs cover and interest

1. **Holding costs, costs cover and interest**

1.1 **Definitions**

In this Deed, each Construction Contract and each Credit Agreement:

"**Deferred Date**" means 31 March 2023.

"**Cost Cover Rate**" means the rate of 7.5 per cent. per annum.

"**Quarter Date**" means 31 March, 30 June, 30 September and 31 December in each calendar year (or if such date is not a Business Day, the immediately preceding Business Day).

1.2 Holding costs

(a) Subject to paragraph 3.1 below, the relevant Purchaser under each of the Amended Construction Contract (B366 TIVAR), the Amended Construction Contract (B380 HULDRA) and the Amended Construction Contract (B381 HEIDRUN) shall pay to the Builder "holding costs" under that Construction Contract (as though this clause was expressly incorporated therein) which shall accrue daily (based on the actual number of days elapsed) at the rate of US[redacted]er day, from:

(i) in relation to the Amended Construction Contract (B366 TIVAR), 15 July 2020;

(ii) in relation to the Amended Construction Contract (B367 VALE), 30 July 2023;

(iii) in relation to the Amended Construction Contract (B368 VAR), 15 September 2023;

(iv) in relation to the Amended Construction Contract (B380 HULDRA), 15 July 2020; and

(v) in relation to the Amended Construction Contract (B381 HEIDRUN), 15 October 2020,

up to and including the date on which the relevant Vessel under that Construction Contract is delivered to the relevant Purchaser, provided that if the delivery of the relevant Vessel is delayed beyond the "SCHEDULED DELIVERY DATE" (as defined in that Construction Contract), such "holding costs" shall not accrue during any period of delay which occurs as a result of "FORCE MAJEURE" (as defined in that Construction Contract) or a failure by the Builder to comply with its obligations under that Construction Contract.

(b) The "holding costs" referred to in this paragraph 1.2 shall be payable in accordance with paragraph 1.4 below.

1.3 Cost cover

(a) Subject to paragraph 3.1 below, the relevant Purchaser uncer each of the Amended Construction Contract (B366 TIVAR), the Amended Construction Contract (B367 VALE) and the Amended Construction Contract (B368 VAR) shall pay to the Builder a "cost cover" under that Construction Contract (as though this clause was expressly incorporated therein) which shall accrue daily (based on the actual number of days elapsed):

(i) in relation to the Amended Construction Contract (B366 TIVAR), at the Cost Cover Rate and on the amount of [redacted] from 15 July 2020;

(ii) in relation to the Amended Construction Contract (B367 VALE), at the Cost Cover Rate and:

(A) on the amount of the third instalment under that Construction Contract from 15 October 2020; and

(B) on the amount of the fourth instalment under that Construction Contract from 15 January 2022; and

(iii) in relation to the Amended Construction Contract (B368 VAR), at the Cost Cover Rate and:

(A) on the amount of the third instalment under that Construction Contract from 15 December 2020; and

(B) on the amount of the fourth instalment under that Construction Contract from 15 March 2022; and

(iv) in relation to the Amended Construction Contract (B380 HULDRA) and Amended Construction Contract (B381 HEIDRUN), on the amount payable under article 3.3 of that Construction Contract from the "Scheduled Delivery Date" under that Construction Contract if the relevant Purchaser's rights and obligations under that Construction Contract have not been transferred to a New Purchaser pursuant to Clause 12.5 (*Sale of Construction Contracts*),

and in each case up to and including the date on which the relevant Vessel under that Construction Contract is delivered to the relevant Purchasor, provided in each case that if the delivery of the relevant Vessel is delayed beyonc the "SCHEDULED DELIVERY DATE" (as defined in that Construction Contract), such "cost cover" shall not accrue curing any period of delay which occurs as a result of "FORCE MAJEURE" (as defined in that Construction Contract) or a failure by the Builder to comply with its obligations under that Construction Contract.

(b) The "cost cover" referred to in this paragraph 1.3 shall be payable in accordance with paragraph 1.4 below.

1.4 When payable

(a) Subject to paragraph 3.1 below, all "holding costs" and "cost cover" accruing under each Construction Contract shall be payable in the following manner:

(i) all accrued "holding costs" and "cost cover" under that Construction Contract which have not been paid or paid in advance shall be due and payable on the date on which the relevant Vessel thereunder is delivered to the relevant Purchaser; and

(ii) subject to paragraph (i) above:

(A) all "holding costs" and "cost cover" under that Construction Contract up to and including the Deferred Date (the "**Rolled Up Amount**") shall be paid in instalments as follows:

(1) on each of the three subsequent Quarter Dates after the Deferred Date, in an amount equal to one-sixth of the Rolled Up Amount; and

(2) on each of the Quarter Dates in calendar year 2024, in an amount equal to one-eighth of the Rolled Up Amount; and

(B) all "holding costs" and "cost cover" under that Construction Contract accruing after the Deferred Date shall be payable quarterly in arrears on each Quarter Date.

(b) Enclosed at Appendix A (*Payment schedule*) is an illustration (without any binding effect and subject to paragraph 3.1 below) of the amounts of "holding costs" and "costs cover" accruing under each Construction Contract, and when "holding costs" and "cost cover" accruing under each Construction Contract should become payable assuming that the relevant Vessels are delivered on the scheduled delivery dates.

1.5 Interest payments

The following amendments shall be made to the loan facility(ies) being made available under the Original Credit Agreement (B358 HILD), the Original Credit Agreement (B360 ARABIA I) and the Original Credit Agreement (B361 ARABIA II):

(a) Clause 5.4 of that Credit Agreement shall be amended and restated in the following manner shown below.

"5.4 Interest shall accrue from day to day, and shall be paid in arrears as follows:

(a) First Interest Payment: all accrued interest on the Loan up to the date falling on the third anniversary of the date of the borrowing of the Loan shall be paid on 1 May 2023 (the "**First Interest Payment Date**") (and until such date, the interest accrued over the preceding Interest Periods shall not be compounded);

(b) Second Interest Payment: all accrued interest on the Loan from the period beginning on the third anniversary of the date of the borrowing of the Loan up to and including the fourth

anniversary of the date of the borrowing of the Loan shall be paid on the fourth anniversary of the date of the borrowing of the Loan; and

(c) Subsequent Interest Payments: thereafter, on each Interest Payment Date."

Part 2
Construction Contracts

2. Delivery

2.1 Delivery contingent

For the avoidance of doubt, the Builder shall not be obliged to deliver any Vessel under any Construction Contract at any time whilst an Event of Default is continuing.

2.2 Costs and expenses

(a) The Builder shall be entitled to charge each Purchaser under any Construction Contract the reasonable costs of any Recertification Works performed or carried out by the Builder on the Vessel under that Construction Contract, on the basis of its standard rates. In addition, such Purchaser shall pay the Builder for all out-of-pocket costs and expenses reasonably incurred by the Builder in connection with any Recertification Works, together with a markup of five per cent.. All such costs and expenses shall be paid by the relevant Purchaser within 30 days of a written demand by the Builder or, if earlier, on the delivery date of the Vessel under the relevant Construction Contract. For the purpose of the foregoing, **"Recertification Works"** in relation to any Construction Contract means:

(i) the certification, or maintenance, renewal, extension of certification, or recertification of any equipment or parts required by the relevant classification society or any other applicable regulations or standards contemplated under that Construction Contract, arising as a result of the changes to the delivery date under that Construction Contract contemplated in the Original Framework Deeds and/or this Deed; and/or

(ii) the reactivation, preservation, maintenance, replacement, refurbishment, or restoration of the Vessel or any materials, parts, machinery, equipment, system, structure, painting, fluids, or consumables onboard, in order to keep it in good working condition, or due to wear and tear, deterioration over time or climate, obsolescence, corrosion, or dirt.

(b) The Builder and each Purchaser shall act in good faith to agree the scope of any work or action in connection with paragraph (a) above prior to the commencement of such work or action and mitigate the amount of any cost or expense referred to in paragraph (a) above, provided that this paragraph (b) does not in any limit the obligations of each Purchaser under paragraph (a) above and the Builder is not obliged to take any steps under this paragraph (b) if in its opinion (acting reasonably) to do so might be materially prejudicial to it.

2.3 Scheduled delivery dates

(a) *B366 TIVAR*: Article VIII.1 of the Original Construction Contract (B366 TIVAR) shall be amended and restated in the following manner:

"The VESSEL shall be delivered by the BUILDER to the BUYER at the SHIPYARD, safely afloat on or about 15 October 2022 (the "**SCHEDULED DELIVERY DATE**") after completion of satisfactory Commissioning and Major trials and acceptance by the BUYER in accordance with ARTICLE VII.

Note that this date may be extended, taking into account all PERMISSIBLE DELAYS which arise after the ACCEPTANCE DATE (the "**EXTENDED DELIVERY DATE**").".

(b) *B367 VALE*: Article VIII.1 of the Original Construction Contract (B367 VALE) shall be amended and restated in the following manner:

"The VESSEL shall be delivered by the BUILDER to the BUYER at the SHIPYARD, safely afloat on or about 30 July 2025 (the "**SCHEDULED DELIVERY DATE**") after completion of satisfactory Commissioning and Major trials and acceptance by the BUYER in accordance with ARTICLE VII. The BUYER may, by giving the BUILDER at least one year's prior written notice, nominate an earlier SCHEDULED DELIVERY DATE, but subject always to the earlier SCHEDULED DELIVERY DATE being mutually agreed by the BUYER and the SHIPYARD.

Note this date may be extended, taking into account all PERMISSIBLE DELAYS, in which case the VESSEL shall be delivered by the BUILDER at the SHIPYARD safely afloat on or before the "**EXTENDED DELIVERY DATE**" after completion of satisfactory trials and acceptance by the BUYER in accordance with the terms of ARTICLE VII.".

(c) *B368 VAR*: Article VIII.1 of the Original Construction Contract (B368 VAR) shall be amended and restated in the following manner:

"The VESSEL shall be delivered by the BUILDER to the BUYER at the SHIPYARD, safely afloat on or about 15 September 2025 (the "**SCHEDULED DELIVERY DATE**") after completion of satisfactory Commissioning and Major trials and acceptance by the BUYER in accordance with ARTICLE VII. The BUYER may, by giving the BUILDER at least one year's prior written notice, nominate an earlier SCHEDULED DELIVERY DATE, but subject always to the earlier SCHEDULED DELIVERY DATE being mutually agreed by the BUYER and the SHIPYARD.

Note this date may be extended, taking into account all PERMISSIBLE DELAYS, in which case the VESSEL shall be delivered by the BUILDER at the SHIPYARD safely afloat on or before the "**EXTENDED DELIVERY DATE**" after completion of satisfactory trials and acceptance by the BUYER in accordance with the terms of ARTICLE VII.".

(d) *B380 HULDRA*: Article 8.1 of the Original Construction Contract (B380 HULDRA) shall be amended and restated in the following manner:

"Provided that the Builder shall have fulfilled all of its obligations under the Contract required to, be performed by it prior to or concurrently upon delivery of the Rig to the Owner, the Rig

shall be delivered by the Builder to the Owner at the Yard on 1 May 2023, or if such date does not fall on a Business Day, then on the next Business Day immediately thereafter (the "**Scheduled Delivery Date**"), except that, in the event of delays in the construction of the Rig or any performance required under this Contract due to causes which under the terms of this Contract permit the postponement of the date for delivery, aforementioned date for delivery of the Rig shall be postponed accordingly provided that if the same does not fall on a Business Day, then such date will be construed as falling on the next Business Day immediately after that date. The aforementioned date or such later date to which the requirement of delivery is postponed pursuant to such terms, is herein called the "Delivery Date".".

(e) *B381 HEIDRUN*: Article 8.1 of the Original Construction Contract (B381 HEIDRUN) shall be amended and restated in the following manner:

"Provided that the Builder shall have fulfilled all of its obligations under the Contract required to, be performed by it prior to or concurrently upon delivery of the Rig to the Owner, the Rig shall be delivered by the Builder to the Owner at the Yard on 1 July 2023, or if such date does not fall on a Business Day, then on the next Business Day immediately thereafter (the "**Scheduled Delivery Date**"), except that, in the event of delays in the construction of the Rig or any performance required under this Contract due to causes which under the terms of this Contract permit the postponement of the date for delivery, aforementioned date for delivery of the Rig shall be postponed accordingly provided that if the same does not fall on a Business Day, then such date will be construed as falling on the next Business Day immediately after that date. The aforementioned date or such later date to which the requirement of delivery is postponed pursuant to such terms, is herein called the "Delivery Date".".

2.4 Builder's warranties

The builder's warranties and/or guarantee under each Construction Contract shall be deemed to have lapsed, and each Construction Contract shall be logically amended to the extent necessary to give effect to the purpose and the intent of foregoing, including the following amendments:

(a) Article 12 of the Original Construction Contract (B380 HULDRA) and the Original Construction Contract (B381 HEIDRUN) shall be deleted in its entirety.

(b) Article X of the Original Construction Contract (B366 TIVAR), the Original Construction Contract (B367 VALE) and the Original Construction Contract (B368 VAR) shall be deleted in its entirety.

(c) The words "*and (C) nothing herein shall affect or diminish the BUILDER's obligations under ARTICLE X of this CONTRACT*" shall be deleted from the first paragraph of Article VIII.4 of the Original Construction Contract (B366 TIVAR)

(d) The words "*except as set out in ARTICLE X*" shall be deleted from the first paragraph of Article VIII.4 of the Original Construction Contract (B367 VALE) and the Original Construction Contract (B368 VAR).

3. Payment terms

3.1 Transferable Construction Contracts

Notwithstanding any provision in this Deed to the contrary:

(a) Provided that any Vessel under a Transferable Construction Contract is delivered on or before the "Scheduled Delivery Date" thereunder, the aggregate amount due and payable on delivery of that Vessel shall be the aggregate of the amounts listed in the columns titled "Delivery instalment" and "Holding costs / cost cover" in the following table corresponding to that Transferable Construction Contract, **plus or minus** any increase or decrease or adjustment to the amounts payable on delivery of that Vessel in accordance with the terms of that Construction Contract:

	Delivery instalment	Holding costs / cost cover
Amended Construction Contract (B366 TIVAR)	US$147,400,000	US$10,866,668
Amended Construction Contract (B380 HULDRA)	US$86,300,000	US$10,866,666
Amended Construction Contract (B381 HEIDRUN)	US$86,300,000	US$10,866,666
Total	US$320,000,000	US$32,600,000

(b) The amount of the "Holding costs / cost cover" specified in the table in paragraph (a) above shall be:

(i) a lump sum amount representing the aggregate amount of "holding costs" and "cost cover" under the corresponding Transferable Construction Contract up to and including the "Scheduled Delivery Date" thereunder regardless of the actual delivery date of the Vessel thereunder, and shall accrue as a lump sum amount on the Effective Date but shall become due and payable in accordance with paragraph 1.4 above provided that for the avoidance of doubt no interest other than default interest shall accrue or become payable in respect of such lump sum; and

(ii) payable by the Parent and the relevant Purchaser as a primary obligation under this Deed on the actual delivery date of the Vessel under the relevant Transferable Construction Contract to the New Purchaser in the event (and notwithstanding) that the Purchaser under that Transferable Construction Contract has transferred by novation all of its rights and obligations under that Transferable Construction Contract to a New Purchaser in accordance with Clause 12.5 (*Sale of Construction Contracts*).

(c) For the avoidance of doubt, if a Vessel under a Transferable Construction Contract is delivered after the "SCHEDULED DELIVERY DATE" under that Transferable Construction Contract (as amended on the Effective Date) other than as a result of "FORCE MAJEURE" (as defined in that Transferable Construction Contract) or a failure by the Builder to comply with its obligations under that Transferable Construction Contract, "holding costs" and "cost cover" under that Transferable Construction Contract shall continue to accrue and become payable in accordance with paragraphs 1.2 to 1.4 above.

3.2 B366 TIVAR

The existing third (delivery) instalment of One Hundred Forty Seven million Four Hundred and Six Thousand United States Dollars (US$147,406,000) referred to article XI.2 of the Original Construction Contract (B366 Tivar) shall be reduced to US$147,400,000, plus or minus any increase or decrease due to modification and/or adjustment, if any, arising prior to the delivery of the relevant Vessel under articles III and VI of that Construction Contract.

3.3 B367 VALE

The existing third (delivery) instalment of One Hundred Forty Seven million Four Hundred and Six Thousand United States Dollars (US$147,406,000) referred to article XI.2 of the Original Construction Contract (B367 VALE) shall be divided into two payments which shall be payable as follows:

(a) a payment of Ten Million United States Dollars (US$10,000,000) shall be paid by the relevant Purchaser to the Builder on the delivery date of the relevant Vessel and such payment shall be referred to and defined in that Construction Contract as the "third instalment"; and

(b) a payment of One Hundred Thirty Seven million Four Hundred and Six Thousand United States Dollars (US$137,406,000) plus or minus any increase or decrease due to modification and/or adjustment, if any, arising prior to the delivery of the relevant Vessel under articles III and VI of that Construction Contract of the CONTRACT PRICE under that Construction Contract, shall be paid by the relevant Purchaser to the Builder on the delivery date of the relevant Vessel, and such payment shall be referred to and defined in that Construction Contract as the "fourth instalment",

and that Construction Contract shall be logically amended to the extent necessary to give effect to the purpose and the intent of the foregoing amendments, including the following amendments:

(i) the payment of the first instalment, second instalment, and third instalment shall be made in accordance with article XI.4(a)(i) of that Construction Contract;

(ii) the payment of the fourth instalment shall be made in accordance with article XI.4(a)(ii) of that Construction Contract; and

(iii) article XII.1(a)(i) of that Construction Contract shall be amended such that the relevant Purchaser shall be deemed to be in default under that Construction Contract if any of

the first instalment, second instalment, third instalment or fourth instalment are not paid to the Builder within the respective due date of such instalment.

The relevant Purchaser shall, immediately on being requested to do so by the Builder, enter into such further documents as may be necessary or desirable to give effect to the purpose and the intent of the amendments referred to in this paragraph 3.3.

3.4 B368 VAR

The existing third (delivery) instalment of One Hundred Forty Seven million Four Hundred and Six Thousand United States Dollars (US$147,406,000) referred to article XI.2 of the Original Construction Contract (B368 VAR) shall be divided into two payments which shall be payable as follows:

(a) a payment of Ten Million United States Dollars (US$10,000,000) shall be paid by the relevant Purchaser to the Builder on the delivery date of the relevant Vessel and such payment shall be referred to and defined in that Construction Contract as the "third instalment"; and

(b) a payment of One Hundred Thirty Seven million Four Hundred and Six Thousand United States Dollars (US$137,406,000) plus or minus any increase or decrease due to modification and/or adjustment, if any, arising prior to the delivery of the relevant Vessel under articles III and VI of that Construction Contract of the CONTRACT PRICE under that Construction Contract, shall be paid by the relevant Purchaser to the Builder on the delivery date of the relevant Vessel, and such payment shall be referred to and defined in that Construction Contract as the "fourth instalment",

and that Construction Contract shall be logically amended to the extent necessary to give effect to the purpose and the intent of the foregoing amendments, including the following amendments:

(i) the payment of the first instalment, second instalment, and third instalment shall be made in accordance with article XI.4(a)(i) of that Construction Contract;

(ii) the payment of the fourth instalment shall be made in accordance with article XI.4(a)(ii) of that Construction Contract; and

(iii) article XII.1(a)(i) of that Construction Contract shall be amended such that the relevant Purchaser shall be deemed to be in default under that Construction Contract if any of the first instalment, second instalment, third instalment or fourth instalment are not paid to the Builder within the respective due date of such instalment.

The relevant Purchaser shall, immediately on being requested to do so by the Builder, enter into such further documents as may be necessary or desirable to give effect to the purpose and the intent of the amendments referred to in this paragraph 3.4.

3.5 B380 HULDRA

(a) Notwithstanding anything to the contrary in the Original Construction Contract (B380 HULDRA):

(i) the "Rig Purchase Price" under article 3.1 of that Construction Contract shall be the sum of US$57,600,000, being the "First Instalment" under that Construction Contract, and an amount of US$86,300,000; and

(ii) an amount of US$86,300,000 (plus or minus any increase or decrease in the Rig Purchase Price pursuant to article 4 of that Construction Contract) shall become due and payable under article 3.3 of that Construction Contract on the Delivery Date under that Construction Contract.

(b) Article 11.1(a) of the Original Construction Contract (B380 HULDRA) shall be amended and restated in the following manner:

"if the Owner fails to pay any amount in accordance with Article 3.2 or Article 3.3;".

3.6 B381 HEIDRUN

(a) Notwithstanding anything to the contrary in the Original Construction Contract (B381 HEIDRUN):

(i) the "Rig Purchase Price" under article 3.1 of that Construction Contract shall be the sum of US$57,600,000, being the "First Instalment" under that Construction Contract, and US$86,300,000; and

(ii) an amount of US$86,300,000 (plus or minus any increase or decrease in the Rig Purchase Price pursuant to article 4 of that Construction Contract) shall become due and payable under article 3.3 of that Construction Contract on the Delivery Date under that Construction Contract.

(b) Article 11.1(a) of the Original Construction Contract (B381 HEIDRUN) shall be amended and restated in the following manner:

"if the Owner fails to pay any amount in accordance with Article 3.2 or Article 3.3;".

4. Credit financing

4.1 B366 TIVAR

The Creditor Parties and their Affiliates shall not be required to provide any loan facility, any financial accommodation or any other Financial Indebtedness to any Obligor in respect of any Obligor's obligations under or in connection with the Original Construction Contract (B366 TIVAR) or the Amended Construction Contract (B366 TIVAR).

4.2 B367 VALE

The Creditor shall make available a loan facility not exceeding US$130,000,000 to the relevant Purchaser under the Amended Construction Contract (B367 VALE) to finance that Purchaser's acquisition of the relevant Vessel under that Construction Contract on the relevant delivery date of such Vessel, subject to the preparation, execution and delivery of and on the terms of a credit agreement and related documentation (based on the terms set out in the indicative terms contained in the "secured term loan facility summary of indicative terms and conditions" signed by, amongst others, the Creditor, the Parent, and that Purchaser in relation to the financing of that Vessel) in form and substance reasonably satisfactory to the Creditor.

4.3 B368 VAR

The Creditor shall make available a loan facility not exceeding US$130,000,000 to the relevant Purchaser under the Amended Construction Contract (B368 VAR) to finance that Purchaser's acquisition of the relevant Vessel under that Construction Contract on the relevant delivery date of such Vessel, subject to the preparation, execution and delivery of and on the terms of a credit agreement and related documentation (based on the terms set out in the indicative terms contained in the "secured term loan facility summary of indicative terms and conditions" signed by, amongst others, the Creditor, the Parent, and that Purchaser in relation to the financing of that Vessel) in form and substance reasonably satisfactory to the Creditor.

4.4 B380 HULDRA

(a) The "Loan Facilities" under the Original Credit Agreement (B380 HULDRA) shall be cancelled, and the Creditor Parties and their Affiliates shall not be required to provide any loan facility, any financial accommodation or any other Financial Indebtedness to any Obligor in respect of any Obligor's obligations under or in connection with the Original Construction Contract (B380 HULDRA) or the Amended Construction Contract (B380 HULDRA).

(b) The relevant Debtor under the Original Credit Agreement (B380 HULDRA) releases and discharges the Creditor Parties from all liabilities, obligations and undertakings under or pursuant to, and from all claims whatsoever under or in respect of the Original Credit Agreement (B380 HULDRA) and any Finance Document thereunder.

4.5 B381 HEIDRUN

(a) The "Loan Facilities" under the Original Credit Agreement (B381 HEIDRUN) shall be cancelled, and the Creditor Parties and their Affiliates shall not be required to provide any loan facility, any financial accommodation or any other Financial Indebtedness to any Obligor in respect of any Obligor's obligations under or in connection with the Original Construction Contract (B381 HEIDRUN) or the Amended Construction Contract (B381 HEIDRUN).

(b) The relevant Debtor under the Original Credit Agreement (B381 HEIDRUN) releases and discharges the Creditor Parties from all liabilities, obligations and undertakings under or pursuant to, and from all claims whatsoever under or in respect of the Original Credit Agreement (B381 HEIDRUN) and any Finance Document thereunder.

5. Right to market

5.1 Right to charter

The Builder and any Purchaser may at any time prior to the delivery of any Vessel under any Construction Contract which such Purchaser is a party to, enter into a mutual agreement to charter the relevant Vessel to any person subject to the relevant Purchaser's right to take delivery of such Vessel under such Construction Contract.

5.2 Right to Sell

This paragraph 5.2 shall not apply to any of the Keppel Media Release Transactions.

(a) *Offer Notice:* The Builder may at any time (whether or not an Event of Default has occurred or is continuing, and whether or not the relevant Purchaser is in default under the relevant Construction Contract) sell any Vessel (each a **"Relevant Vessel"**) under any Construction Contract, provided that the Builder is not bound under any binding novation agreement referred to in Clause 12.5 (*Sale of Construction Contracts*) in relation to that Construction Contract, the rights and obligations of the relevant Purchaser under such Construction Contract have not been transferred by novation to a New Purchaser pursuant to Clause 12.5 (*Sale of Construction Contracts*) and/or the Relevant Vessel has not been delivered to the relevant Purchaser under that Construction Contract, to any person (a **"Potential Buyer"**) if:

(i) the Builder has given the relevant Purchaser written notice (an **"Offer Notice"**) of its intent to sell the Relevant Vessel to the Potential Buyer, specifying the proposed terms of such sale, the proposed sale price (the **"Offer Price"**), the proposed date of such sale (and provided that such date is no earlier than 30 days from the date of the Offer Notice) (**"Proposed Sale Date"**) and proposed delivery date for the Relevant Vessel (such date being no earlier than 60 days from the date of the Offer Notice) (**"Proposed Delivery Date"**); and

(ii) the Purchaser has not validly accepted the Offer Notice in accordance with paragraph (b) below or has rejected the offer made pursuant to that Offer Notice; and

(iii) within 30 days of the date of such an acceptance or rejection, the Builder has entered into an agreement to sell the Relevant Vessel to a Potential Buyer (such sale to be on or around the Proposed Sale Date).

(b) *Acceptance of Offer Notice:* A Purchaser may effect acceptance of an Offer Notice by:

(i) giving written notice (an **"Acceptance Notice"**) to the Builder of its acceptance of that Offer Notice within 15 days of its issuance; and

(ii) in the Purchaser's sole discretion:

(A) providing evidence (no later than 15 days from the date of the Acceptance Notice and in form and substance satisfactory to the Builder acting

reasonably) to the Builder that it is or will, on the Proposed Delivery Date, be able to pay all amounts that would be payable under the terms of the relevant Construction Contract:

(1) on the basis of the delivery date being brought forward to the Proposed Delivery Date; and

(2) (except in the case of B366 TIVAR, B380 HULDRA and B381 HEIDRUN) taking into account any credit financing to be provided thereunder or under the terms of the Credit Agreement for the Relevant Vessel. In such case the relevant Purchaser must also demonstrate to the Builder's satisfaction (acting reasonably) that all such amounts as are to be financed can be refinanced or repaid in full within 180 days from the delivery date of the Relevant Vessel;

OR

(B) providing evidence (no later than 15 days from the date of the Acceptance Notice and in form and substance satisfactory to the Builder acting reasonably) to the Builder that it is or will, on the Proposed Delivery Date, be able to pay all the Offer Price on the terms set out in the Offer Notice.

The issuance of an Offer Notice and the operation of this clause shall not constitute an Event of Default. Acceptance of an Offer Notice shall only be valid on the date the Builder notifies the relevant Purchaser that it has received such evidence referred to in paragraph (b)(ii) above (pursuant to the relevant option). To the extent an Offer Notice is validly accepted by the Purchaser under this paragraph (b):

(I) in the case of the Option (b)(ii)(A) above, the Construction Contract shall be amended in accordance with this clause, and (except in the case of B366 TIVAR) any credit financing terms thereunder or under a Credit Agreement shall be deemed to be amended to require that all such amounts as are financed must be refinanced or repaid in full within 180 days from the delivery date of the Relevant Vessel; and

(II) in the case of the Option (b)(ii) (B) above, the Purchaser shall purchase the Relevant Vessel on the terms and for the Offer Price set out in the Offer Notice.

(c) *Sale to Potential Buyer or Purchaser*: If the Builder has entered into an agreement to sell a Vessel to a Potential Buyer in accordance with paragraph (a) above or to the Purchaser in accordance with paragraph (b)(II) above, the relevant Construction Contract shall be deemed to be automatically terminated and the Builder shall not be obliged to deliver that Vessel to the relevant Purchaser under that Construction Contract, provided that:

(i) such termination shall not be considered a default on the part of either that Purchaser or the Builder under that Construction Contract and the obligations of each party in respect of purchase and delivery of the Vessel and payment of sums due under that Construction Contract (other than those set out in paragraph (iii) below) shall be deemed to have been performed for the purposes of the relevant Construction Contract, clause 6.3 of the Original Framework Deed dated 5 June 2020 and the relevant Buyer Parent Guarantee (as defined in that Construction Contract, if relevant) or the relevant Borr Guarantee (as defined in that Construction Contract, if relevant) in relation to that Construction Contract;

(ii) any provision of that Construction Contract which is expressed to survive a termination of that Construction Contract, and which would apply in the event that delivery of the Relevant Vessel has validly occurred and the Purchaser has paid the amounts due in respect of the delivery of the Relevant Vessel, shall survive the termination of that Construction Contract;

(iii) that Purchaser shall remain liable to pay to the Builder the amounts of any unpaid "holding costs" plus 50 per cent. of unpaid "cost cover" plus any amounts arising under any indemnities under that Construction Contract, in each case, which have accrued on or before the date of such termination under that Construction Contract (the "**Termination Payment**"). The Termination Payment shall be payable by the relevant Purchaser on the later of 1 May 2025 or the date of the relevant termination;

(iv) following receipt by the Builder of the Termination Payment:

(A) the Parent shall be released and discharged from the relevant Buyer Parent Guarantee (as defined in that Construction Contract, if relevant) or the relevant Borr Guarantee (as defined in that Construction Contract, if relevant) in relation to that Construction Contract; and

(B) that relevant Construction Contract and the relevant Buyer Parent Guarantee (as defined in that Construction Contract, if relevant) or the relevant Borr Guarantee (as defined in that Construction Contract, if relevant) in relation to that Construction Contract shall cease to be Relevant Documents under the Original Framework Deeds; and

(v) the Builder shall be entitled to retain, and shall not be obliged to refund any amounts received by the Builder under that Construction Contract.

(d) For the avoidance of doubt, the Builder has not as at the date of this Deed sold the Relevant Vessels specified in the Offer Notice dated 28 April 2022 to the Potential Buyer specified thereunder, and are therefore not entitled to enter into an agreement to sell Relevant Vessel to a Potential Buyer pursuant to that Offer Notice, and the Obligors shall not be under any obligation or any liability under any Acceptance Notice issued in response to such Offer Notice.

5.3 Transferable Construction Contracts

If the Creditor Parties notify the relevant Purchaser that there is a potential New Purchaser in relation to a Transferable Construction Contract (to the extent that such Transferable Construction Contract has not already been novated to a New Purchaser):

(a) that Purchaser shall consider the sale of such Transferable Construction Contract in good faith; and

(b) if that Purchaser agrees to sell such Transferable Construction Contract to the potential New Purchaser and the Creditor Parties consent to such sale, the Parties shall enter into negotiations in good faith with a view to agreeing on any additional payments to the Builder and/or an appropriate and reasonable increase to the amount of the instalment due to the Builder on delivery of the relevant Vessel thereunder.

Part 3
Credit Agreements

6. Principal

6.1 Deferred payment

The following amendments shall be made to the loan facility(ies) being made available under the Original Credit Agreement (B358 HILD), the Original Credit Agreement (B360 ARABIA I) and the Original Credit Agreement (B361 ARABIA II):

(a) The definition of the term "**Final Repayment Date**" in that Credit Agreement shall be amended and restated in the following manner:

(i) In relation to the Original Credit Agreement (B358 HILD):

""**Final Repayment Date**" means 22 April 2026, being the date falling 6 years from the date of the borrowing of the Loan or such earlier date when the final instalment under Clause 6.1 (*Repayment*) falls due, or such later date as may be agreed to by the Creditor at its absolute discretion.".

(ii) In relation to the Original Credit Agreement (B360 ARABIA I):

""**Final Repayment Date**" means 15 January 2026, being the date falling 6 years from the date of the borrowing of the Loan or such earlier date when the final instalment under Clause 6.1 (*Repayment*) falls due, or such later date as may be agreed to by the Creditor at its absolute discretion.".

(iii) In relation to the Original Credit Agreement (B361 ARABIA II):

""**Final Repayment Date**" means 15 October 2025, being the date falling 6 years from the date of the borrowing of the Loan or such earlier date when the final instalment under Clause 6.1 (*Repayment*) falls due, or such later date as may be agreed to by the Creditor at its absolute discretion.".

7. LIBOR

(a) The definition of the term "**LIBOR**" in each Original Credit Agreement shall be amended and restated in the following manner:

""**LIBOR**" means, in relation to a Loan, the applicable Screen Rate as of 11.00 a.m. (London time) two Business Days before the first day of the Interest Period of that Loan for the currency of the Loan and for a period equal in length to the Interest Period of that Loan and if that rate is less than zero, LIBOR shall be deemed to be zero.".

(b) The following shall be incorporated as a defined term in each Original Credit Agreement:

""**Screen Rate**" means, in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters, provided that if the Screen Rate or such page or service ceases to be available, the Creditor may, in each case, specify (acting reasonably) another page or service displaying the relevant rate after consultation with the Purchaser, and provided that if the London interbank offered rate is not available for the currency of the Loan and/or for a period equal in length to the Interest Period of the Loan, the Creditor may specify (acting reasonably) another benchmark rate after consultation with the Purchaser (having regard to the then prevailing market convention for determining a rate of interest for similar U.S. dollar loans and any new benchmark interest rate that is used as a replacement or substitute for LIBOR).".

8. Maintenance of Vessel

Clause 9.3 (*Maintenance Report*) shall be incorporated into each Original Credit Agreement *mutatis mutandis* as a new clause 12.1(ddd).

9. Insolvency undertaking

The following provisions shall be incorporated into the Original Credit Agreement (B358 HILD), the Original Credit Agreement (B360 ARABIA I) and the Original Credit Agreement (B361 ARABIA II) *mutatis mutandis* as a new clause 12.1(ccc):

(a) The Parent and each Purchaser party to that Credit Agreement shall not commence or take any steps in relation to any insolvency proceeding in relation to that Purchaser unless, if required by the Creditor, the legal title to and beneficial interest in the shares in that Purchaser and/or the Vessel which is owned by that Purchaser has been transferred to the Creditor free from any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, in consideration for the following:

(i) the Creditor shall release, reassign and discharge any Transaction Security over such transferred shares and/or such transferred Vessel (as the case may be) on the date on which such transfer takes place (the **"Asset Transfer Date"**); and

(ii) on the date falling 15 Business Days after the Asset Transfer Date, the Fair Market Value of such Vessel (or, as the case may be, the Vessel owned by the Purchaser whose shares are being transferred) shall be deemed to be applied by the Creditor as Recoveries in accordance with Clause 6.1 (*Order of application*), provided that:

(A) the Creditor shall sell such Vessel by the date 24 Months from the Asset Transfer Date on arms-length terms for the Fair Market Value, or otherwise the best price reasonably obtainable within such 24 Month period;

(B) the Creditor Parties shall not be required to make any payment or application pursuant to paragraph (d) and paragraph (e) of Clause 6.1 (*Order of application*) until the Creditor has actually received the proceeds of any sale referred to in paragraph (A) above; and

(C) all amounts payable or to be applied by the Creditor Parties pursuant to paragraph (d) and paragraph (e) of Clause 6.1 (*Order of application*) shall be limited to, and only be made or payable from, any amounts actually received by the Creditor pursuant to the sale referred to in paragraph (A) above and the Creditor shall not be under any obligation to pay or apply any shortfall between the amounts received by that Creditor pursuant to such a sale and the Fair Market Value of such Vessel provided that the Creditor's rights to submit any proof, make demand or otherwise claim against the relevant Purchaser, any Security Provider or any direct or indirect Subsidiary of the Security Provider in respect of such amount shall be suspended until such amount is applied in pursuant to paragraph (d) and paragraph (e) of Clause 6.1 (*Order of application*) and the Creditor shall not be entitled to any right of double-proof or double recovery in respect of such amounts.

(b) For the purposes of the foregoing, **"Fair Market Value"** means, in relation to a Vessel, the arithmetic average of the market value of such Vessel reflected in:

(i) a valuation obtained by the Parent and supplied to the Creditor within 10 Business Days after the Asset Transfer Date; and

(ii) a valuation obtained by the Creditor and supplied to the Parent within 10 Business Days after the Asset Transfer Date; and

(iii) if the market value of that Vessel shown in the abovementioned valuations differ by more than 10 per cent. of the higher of the two valuations, a third valuation obtained by the Creditor and supplied to the Parent within 15 Business Days after the Asset Transfer Date,

and if any valuation is not supplied within the timelines specified above, such valuation shall be disregarded for the purposes of determining the relevant Fair Market Value. Each valuation referred to in this paragraph (b) shall be:

(A) addressed to the Creditor;

(B) issued by any of Artic Offshore Internal AS, Fernleys, Clarksons Valuations Limited, IHS or such other independent shipbroker or valuer which is agreed between the Parent and the Creditor;

(C) prepared on a desktop basis of a charter-free sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer; and

(D) dated no earlier than the Asset Transfer Date.

(c) The Obligors (other than the IHC) shall, immediately upon written demand by the Creditor, pay to the Creditor the amount of all costs and expenses incurred by that Creditor in connection with any valuation obtained by the Creditor pursuant to paragraph (b) above.

Part 4
General amendments

10. General definitions and rules of interpretation

10.1 Definition of "Framework Deed"

(a) Each rule of interpretation and construction set out in Clause 1.2 (*Construction and interpretation*) shall be incorporated into each Original Credit Agreement and each Original Construction Contract *mutatis mutandis*.

(b) The term "**Original Framework Deed**" (as defined in this Deed) shall be incorporated as a defined term in each Original Construction Contract and each Original Credit Agreement *mutatis mutandis* as though expressly set out therein.

(c) The term "**Framework Deed**" in each Original Construction Contract and each Original Credit Agreement shall be amended and restated as a reference to this Deed.

10.2 Credit agreements

(a) The IHC shall:

(i) become a "**Security Provider**" under each Credit Agreement and the Finance Documents under that Credit Agreement and be bound to the terms of that Credit Agreement and the Finance Documents under that Credit Agreement as a "**Security Provider**" as if it had been an original party to that Credit Agreement and the Finance Documents under that Credit Agreement, subject to any limitations which are expressed to apply to the "**IHC**" under this Deed, and provided that the term Security

Provider shall be deemed to exclude the IHC when used in clause 12.1(a) of that Credit Agreement; and

(ii) comply with any provision of each Credit Agreement and the Finance Documents under that Credit Agreement which are expressly incorporated herein or are expressed to apply to it, its assets or the Finance Documents under that Credit Agreement to which it is a party, or any provision which requires any Obligor to procure its compliance, but in each case only insofar as such provisions relate to it, its assets or the Finance Documents under that Credit Agreement to which it is a party, subject to any limitations which are expressed to apply to the "**IHC**" under this Deed and provided that the term Security Provider shall be deemed to exclude the IHC when used in clause 12.1(a) of that Credit Agreement,

provided that nothing in this paragraph (a) shall require the IHC to assume any liability or obligation of the "**Owner**" under and as defined in the First Preferred Naval Mortgage under each Credit Agreement, the "**Purchaser**" under and as defined in the Assignment of Earnings under each Credit Agreement, the "**Purchaser**" under and as defined in the Assignment of Insurances under each Credit Agreement, or the "**BDL**" under and as defined in the Parent Guarantee.

(b) The following shall be incorporated as new defined term(s) in each Original Credit Agreement:

""**Closing Date**" has the meaning given to it in the Consent Agreement.".

""**Consent Agreement**" means the consent agreement dated on or about 8 July 2022 and entered into between, amongst others, the Parent, as the parent, the Intermediate Holding Company, as the intermediate holding company, the Purchaser, as the purchaser, and the Creditor, as the creditor.".

""**Intermediate Holding Company**" means **BORR IHC LIMITED**, a company incorporated under the laws of Bermuda with Company No. 55669 and having its registered address at Golar Management (Bermuda) Ltd. S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM11 Bermuda.".

(c) The definition of the term "**Charge Over Shares**" in each Original Credit Agreement shall be amended and restated in the following manner:

""**Charge Over Shares**" means, as the case may be:

(a) a charge over all the issued share capital of the Purchaser entered or to be entered into by the Parent and the Intermediate Holding Company in favour of the Creditor as security for the Secured Indebtedness and which shall be in form and substance satisfactory to the Creditor; or

(b) a charge over all the issued share capital of the Purchaser entered or to be entered into by the Intermediate Holding Company in favour of the Creditor as security for the Secured Indebtedness and which shall be in form and substance satisfactory to the Creditor.".

(d) The definition of the term "**Finance Documents**" in each Original Credit Agreement shall be amended and restated in the following manner:

""**Finance Documents**" means this Agreement, the Security Documents, the Framework Deed, each Original Framework Deed, the Consent Agreement, the "Relevant Documents" as defined in the Framework Deed and any other document from time to time designated as a Finance Document by the Purchaser and the Creditor, and "**Finance Document**" means any one of them as the context so requires.".

(e) The following shall be incorporated as a new paragraph (d) in the definition of the term "**Permitted Indebtedness**" in each Original Credit Agreement:

"any Financial Indebtedness incurred from any member of the Group which has been fully subordinated to the rights of the Creditor under the Finance Documents, and has been assigned in favour of the Creditor as security, in each case on terms approved by the Creditor (acting reasonably).".

(f) The following shall be incorporated as new paragraphs (g) and (h) in the definition of the term "**Security Documents**" in each Original Credit Agreement:

"(g) the Framework Deed and each Original Framework Deed;

(h) each Supplemental Security Document (as defined in the Framework Deed and each Original Framework Deed);

(i) subordination and assignment deed delivered under or in connection with this Agreement".

(g) The definition of the term "**Security Provider**" in the Original Credit Agreement shall be amended and restated in the following manner:

""**Security Provider**" means the Parent, the Intermediate Holding Company and each other party to any Security Document (other than the Purchaser and the Creditor) and, where the context permits, any person other than the Purchaser which has provided or subsequently provides a guarantee of or security for all or any part of the Purchaser's obligations under the Finance Documents, provided that the term Security Provider shall be deemed to exclude the Intermediate Holding Company when used in clause 12.1(a) of this Agreement.".

(h) Clause 6.3(f) of each Original Credit Agreement shall be amended and restated in the following manner:

"Change of Control: If:

(i) the Parent ceases directly to (1) have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to (A) cast, or control the casting of, 100 per cent. of the maximum number of votes that might be cast at a general meeting of the Intermediate Holding Company, (B) appoint or remove all, or the majority, of the directors or other equivalent officers of the Intermediate Holding Company, or (C) give directions with

respect to the operating and financial policies of the Intermediate Holding Company with which the directors or other equivalent officers of the Intermediate Holding Company are obliged to comply, or (2) hold beneficially 100 per cent. of the issued share capital of the Intermediate Holding Company; or

(ii) the Parent ceases directly or indirectly to (1) have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to (A) cast, or control the casting of, 100 per cent. of the maximum number of votes that might be cast at a general meeting of the Purchaser, (B) appoint or remove all, or the majority, of the directors or other equivalent officers of the Purchaser, or (C) give directions with respect to the operating and financial policies of the Purchaser with which the directors or other equivalent officers of the Purchaser are obliged to comply, or (2) hold beneficially 100 per cent. of the issued share capital of the Purchaser,

(any of the foregoing being a "**Change of Control**") the Purchaser shall be obliged to partially or fully prepay the Loan and/or the Creditor shall not be obliged to make the Loan Facility available to the Purchaser.".

(i) Clause 11.1(a) of each Original Credit Agreement shall be amended and restated in the following manner:

"Corporate Existence: each of the Purchaser, the Parent and the Intermediate Holding Company is a company duly incorporated with limited liability and validly existing under the laws of the Marshall Islands, Bermuda and Bermuda respectively, is in good standing (if applicable) and has full power, authority and legal right to own its assets and to carry on its business;".

(j) Clause 13.1(s) each Original Credit Agreement shall be amended and restated in the following manner:

"Control of Security Provider: any Change of Control occurs;".

(k) The following shall be incorporated as a new paragraph (u) in clause 13.1 of each Original Credit Agreement:

"Framework Deed: whilst any Event of Default under the Framework Deed is continuing.".

(l) The following shall be incorporated as a new paragraph (c) in clause 13.2 of each Original Credit Agreement:

"Enforcement: exercise (or direct any other Creditor Party or Delegate to exercise) any or all of its rights, remedies, powers or discretions under the Finance Documents.".

(m) Paragraph 4 of part A of schedule 2 of the Original Credit Agreement shall be amended and restated in the following manner:

"Security Documents:

Each of the Security Documents duly executed and delivered by the Purchaser and (in relation to the Parent Guarantee) the Parent and (in relation to the Charge Over Shares) the Parent (where relevant) and the Intermediate Holding Company, and that each such document (but for the due execution of such document by or on behalf of the Creditor only) having been duly stamped and registered as required under the laws of all relevant jurisdictions; and".

IN WITNESS WHEREOF THIS DEED has been entered into on the date stated at the beginning of this Deed, and executed as a deed by the Parties and is intended to be and is hereby delivered as a deed by the Parties on the date specified above

The **Parent**

EXECUTED and **DELIVERED** as a **DEED**

for and on behalf of

BORR DRILLING LIMITED

[redacted]

Authorized Signatory

Name: [redacted]

in the presence of

[redacted]

Witness

Name: [redacted]

The **IHC**

EXECUTED and **DELIVERED** as a **DEED**

for and on behalf of

BORR IHC LIMITED

by [redacted]

Authorized Signatory

Name: [redacted]

in the presence of

[redacted]

Witness

Name: [redacted]

The Purchasers

EXECUTED and **DELIVERED** as a **DEED**

for and on behalf of

BORR HULDRA INC. (formerly known as **BORR JACK-UP XXX INC.**)

by [redacted]

Authorized Signatory

Name: [redacted]

in the presence of

[redacted]

Witness

Name: [redacted]

EXECUTED and **DELIVERED** as a **DEED**

for and on behalf of

BORR HEIDRUN INC. (formerly known as **BORR JACK-UP XXXI INC.**)

by [redacted]

Authorized Signatory

Name: [redacted]

in the presence of

[redacted]

Witness

Name: [redacted]

EXECUTED and **DELIVERED** as a **DEED**

for and on behalf of

BORR TIVAR INC. (formerly known as **BORR JACK-UP V INC.**)

by: [redacted]

Authorized Signatory

Name: [redacted]

in the presence of

[redacted]

Witness

Name: [redacted]

EXECUTED and **DELIVERED** as a **DEED**

for and on behalf of

BORR VALE INC. (formerly known as **BORR JACK-UP VI INC.**)

by [redacted]

Authorized Signatory

Name: [redacted]

in the presence of

[redacted]

Witness

Name: [redacted]

EXECUTED and **DELIVERED** as a **DEED**

for and on behalf of

BORR VAR INC. (formerly known as **BORR JACK-UP VII INC.**)

by: [redacted]

Authorized Signatory

Name: [redacted]

in the presence of

[redacted]

Witness

Name: [redacted]

The Debtors

EXECUTED and **DELIVERED** as a **DEED**

for and on behalf of

BORR HILD INC. (formerly known as **BORR JACK-UP XXVII INC.**)

by [redacted]

Authorized Signatory

Name: [redacted]

in the presence of

[redacted]

Witness

Name: [redacted]

EXECUTED and **DELIVERED** as a **DEED**

for and on behalf of

BORR HEIMDAL INC. (formerly known as **BORR JACK-UP XXVIII INC.**)

by: [redacted]

Authorized Signatory

Name: [redacted]

in the presence of

[redacted]

Witness

Name: [redacted]

EXECUTED and **DELIVERED** as a DEED

for and on behalf of

BORR HERMOD INC. (formerly known as **BORR JACK-UP XXIX INC.**)

by [redacted]

Authorized Signatory

Name [redacted]

in the presence of

[redacted]

Witness

Name: [redacted]

EXECUTED and **DELIVERED** as a **DEED**

for and on behalf of

BORR HULDRA INC. (formerly known as **BORR JACK-UP XXX INC.**)

by [redacted]

Authorized Signatory

Name: [redacted]

in the presence of

[redacted]

Witness

Name: [redacted]

EXECUTED and **DELIVERED** as a **DEED**

for and on behalf of

BORR HEIDRUN INC. (formerly known as **BORR JACK-UP XXXI INC.**)

[redacted]

Authorized Signatory

Name: [redacted]

in the presence of

[redacted]

Witness

Name: [redacted]

The **Builder**

EXECUTED and **DELIVERED** as a **DEED**

for and on behalf of

KEP[redacted]

by: [redacted]

Designation: [redacted]

Name: [redacted]

in [redacted]

Witness

Name: [redacted]

The **Creditor**

EXECUTED and **DELIVERED** as a **DEED**

for and on behalf of

OFFSHORE PARTNERS PTE. LTD. (formerly known as **CASPIAN RIGBUILDERS PTE. LTD.**)

by: [redacted]

Designation: Director

Name: [redacted]

in the presence of

[redacted]

Witness

Name: [redacted]